UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Tandy Brands Accessories, Inc.
(Name of Registrant as Specified in its Charter)

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TANDY BRANDS ACCESSORIES, INC.
3631 West Davis Street, Suite A
Dallas, Texas 75211

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 16, 2012

We are pleased to present you with this proxy statement in connection with this year's annual stockholders' meeting.  We hope you will come to our annual meeting on Tuesday, October 16, 2012.

At the annual meeting, after we vote on the proposals described in this proxy statement, we will present a brief report on Tandy Brands' progress over the past year, as well as an overview of our plans for the upcoming year and beyond.  You will have an opportunity to ask questions following the presentation.

YOU MAY VOTE BY TELEPHONE, BY INTERNET OR BY MAIL.  THE ENCLOSED PROXY CARD CONTAINS INSTRUCTIONS FOR VOTING BY TELEPHONE OR BY INTERNET.  IF YOU CHOOSE TO VOTE BY MAIL, IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY.  WE ENCOURAGE YOU TO RETURN YOUR COMPLETED PROXY CARD, OR VOTE BY TELEPHONE OR BY INTERNET, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.  YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY AT THE MEETING.

We look forward to seeing you at this year's meeting.

Sincerely,

N. RODERICK MCGEACHY, III Chairman of the Board, President and Chief Executive Officer

TANDY BRANDS ACCESSORIES, INC.
3631 West Davis Street, Suite A
Dallas, Texas 75211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 16, 2012

Dear Stockholder:

We will hold this year's annual meeting of stockholders on October 16, 2012, at 9:00 a.m., Central Time, at our corporate headquarters, 3631 West Davis Street, Suite A, Dallas, Texas 75211 for the following purposes:

1.	To elect the five directors named in the accompanying proxy statement.
2.	To ratify the appointment of Grant Thornton LLP as our independent auditor for fiscal 2013.
3.	To approve and adopt the Company’s 2012 Omnibus Plan.
4.	To act on such other business that may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on August 24, 2012 are entitled to notice of and to vote, in person or by proxy, at the meeting.  A list of these stockholders will be kept at our corporate offices in Dallas, Texas for a period of ten days prior to the meeting.

We hope you will find it convenient to attend the annual meeting in person.  For directions to the meeting, please contact our corporate offices between 7:30 a.m. and 5:30 p.m., Central Time, at (214) 519-5200.  Whether or not you plan to attend, please vote as promptly as possible.  You may vote by telephone, by Internet, by mail or in person at the meeting.  If you choose to vote by mail, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope to ensure your vote is represented.  You may revoke your proxy in the manner described in the accompanying proxy statement at any time before the vote is taken and vote your shares personally at the meeting.

By Order of the Board of Directors,

W. MIKE BAGGETT Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 16, 2012:
This Notice of Annual Meeting, Proxy Statement and the accompanying Annual Report to Stockholders are available on our website at http://proxy.tandybrands.com.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR
NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN
THE ENCLOSED PROXY OR VOTE BY TELEPHONE OR BY INTERNET.

Dallas, Texas
Dated: September 12, 2012

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

 Date, Time and Location of Annual Meeting

The annual meeting will be held on October 16, 2012, at 9:00 a.m., Central Time, at our corporate headquarters, 3631 West Davis Street, Suite A, Dallas, Texas 75211.

 Record Date, Purposes of Proxy Statement and Number of Votes

We began mailing this proxy statement and the enclosed proxy card to our stockholders on September 12, 2012.  The record date for the 2012 annual meeting of stockholders is August 24, 2012.  Only stockholders of record on the close of business on August 24, 2012 are entitled to vote at the meeting.  The purposes of this proxy statement are to:

•	let our stockholders know when and where we will hold our annual stockholders' meeting;
•	provide detailed information about the five directors we have nominated for re-election to our Board of Directors (“Board of Directors” or “Board”);
•	provide detailed information about the Company’s 2012 Omnibus Plan;
•	provide detailed information regarding the proposals described in this proxy statement; and
•	provide updated information about our Company that you should consider in order to make an informed voting decision.

At the close of business on the record date, there were 7,110,933 shares of our common stock issued, outstanding and entitled to vote and approximately 475 holders of record.  Holders of our common stock are entitled to one vote per share.

 Agenda and Quorum

First, we will determine whether enough stockholders are present at the meeting to conduct business.  A stockholder will be deemed to be "present" at the meeting if the stockholder is present in person or represented by proxy at the meeting.  According to our bylaws, holders of at least a majority of our outstanding shares must be present in person or by proxy at the meeting to achieve a quorum and conduct business.  If holders of fewer than a majority of our outstanding shares are present at the meeting, we will adjourn the meeting to a later date.  The new meeting date will be announced at the meeting.

If enough stockholders are present at the meeting to conduct business, we will:

•
Vote on the proposal to re-elect each of Roger R. Hemminghaus, N. Roderick McGeachy, III, Lisbeth R. McNabb, Colombe M. Nicholas, and William D. Summitt to our Board of Directors.  This proposal has been unanimously approved by our Board of Directors.  The Board of Directors is now soliciting your vote on this proposal and unanimously recommends you vote FOR the re-election of each of Mr. Hemminghaus, Mr. McGeachy, Ms. McNabb, Ms. Nicholas and Mr. Summitt.

•
Vote on the proposal to ratify the appointment of Grant Thornton LLP as our independent auditor for fiscal 2013.  The Board of Directors is now soliciting your vote on this proposal and unanimously recommends you vote FOR the ratification of the appointment of Grant Thornton LLP.

•
Vote on the proposal to approve and adopt the Tandy Brands Accessories, Inc. 2012 Omnibus Plan (the “2012 Omnibus Plan”).  This proposal has been unanimously approved by our Board of Directors.  The Board of Directors is now soliciting your vote on this proposal and unanimously recommends you vote FOR the approval and adoption of the 2012 Omnibus Plan.

After a vote has been taken on the proposals at the meeting, we will discuss and take action on any other matter properly brought before the meeting.  Also, some of our executive officers will report on our recent financial results, our current operations and our plans for the future.  We will conclude the meeting by entertaining your questions and comments.

 Voting Procedures

In addition to voting in person at the meeting, you may vote by telephone, by Internet or by mail.  The enclosed proxy card contains instructions for voting by telephone or by Internet.  In the alternative, you may mark your selections on the enclosed proxy card, date and sign the card, and return the card in the enclosed postage-paid envelope.  The proxies appointed by you described in this proxy statement will then vote your shares at the meeting as you direct.  We encourage you to return your completed proxy card, or vote by telephone or by Internet, even if you plan to attend the meeting in person.  If your shares are held in a brokerage account, you may receive different voting instructions from your broker.

If you vote by signing and returning the enclosed proxy card or otherwise in accordance with the instructions on the proxy card, you are appointing W. Mike Baggett, our Secretary, and Chuck Talley, our Vice President, Chief Financial Officer and Assistant Secretary, as your proxies.  They will be required to vote on the proposals described in this proxy statement exactly as you have instructed them to vote.  However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Baggett and Mr. Talley will be authorized to use their discretion in voting on such issues on your behalf.

All shares of common stock represented at the annual meeting by properly executed proxies received prior to or at the meeting, and which have not been revoked, will be voted at the meeting in accordance with the instructions indicated in the proxies.  If no instructions are given on the proxy cards, the proxy cards will be voted FOR the election of each of the nominees for director named in this proxy statement, FOR ratification of the appointment of Grant Thornton LLP as our independent auditor and FOR the approval and adoption of the 2012 Omnibus Plan.

If you received more than one proxy statement from our Company, your shares are probably registered in names that are not identical or are held in more than one account.  Please vote each proxy you receive.

We will appoint one or more inspectors of election for the meeting who will determine if a quorum exists and count the votes cast.

 Required Vote to Approve the Proposals

Election of Directors.  If no more than five nominees are properly presented to the stockholders to be elected to our Board of Directors, each nominee for director must receive the affirmative vote of a majority of the shares that are present at the meeting, either in person or represented by proxy, and entitled to vote for the election of directors.  If more than five nominees are properly presented to the stockholders at the meeting, the nominees receiving the five highest numbers of affirmative votes of the shares that are present in person or represented by proxy at the meeting and entitled to vote for the election of directors (i.e., a plurality of the votes cast) will be elected to our Board of Directors.

Ratification of Appointment of Grant Thornton LLP.  To be approved by our stockholders, the proposal to ratify the appointment of our independent auditor must receive the affirmative vote of a majority of the shares that are present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Approval and Adoption of 2012 Omnibus Plan.  To be approved by our stockholders, the proposal to approve and adopt the 2012 Omnibus Plan must receive the affirmative vote of a majority of the shares that are present in person or represented by proxy at the meeting and entitled to vote on the proposal.

 Abstentions and Broker Non-Votes

Abstentions, withheld votes and broker non-votes are counted as present and entitled to vote for purposes of determining if a quorum exists.  A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

For proposals that require the affirmative vote of a majority of the shares that are present in person or represented by proxy at the meeting and entitled to vote on the proposal, abstentions will have the same effect as votes against the proposal because they are treated as present and entitled to vote for purposes of determining the pool of votable shares, but do not contribute to the affirmative votes required to approve the proposal.  Broker non-votes, if applicable, are not entitled to vote and, therefore, are excluded from the pool of votable shares.  They will have the effect of neither a vote for nor a vote against the proposal, and will have no effect on the outcome of the vote.

Where a plurality vote is required, neither abstentions nor broker non-votes count for or against the proposal and therefore have no effect on the outcome of the vote.

If your shares are held in the name of a bank, broker or other holder of record, the Securities and Exchange Commission (the "SEC") has approved a rule that changes the manner in which your vote in the election of directors will be handled beginning with the upcoming annual meeting.  In the past, if you did not instruct the holder of record how to vote your shares before the annual meeting, your broker could vote on your behalf on the election of directors and other matters considered to be routine under applicable rules.  Effective on January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone or Internet or completing and returning the voting instruction form.  For your vote to be counted in the election of directors, you now will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the annual meeting.  Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder.

 Changing Your Vote

You can change your vote on a proposal at any time before it is voted at the meeting for any reason by revoking your proxy.  Proxies may be revoked by:

•	filing a written notice of revocation, which includes a later date than the proxy date, with our Assistant Secretary at or before the meeting;
•	submitting a new written proxy relating to the same shares bearing a later date than the proxy card you previously submitted prior to or at the meeting;
•	voting again by telephone or by Internet before 1:00 a.m., Central Time, on October 16, 2012; or
•	attending the meeting and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of your proxy.

In each case, the later submitted vote will be recorded and the earlier vote revoked.  Any written notice of revocation should be sent to Tandy Brands Accessories, Inc., 3631 West Davis Street, Suite A, Dallas, Texas 75211, Attention: Assistant Secretary.

Multiple Stockholders Sharing the Same Address

In some cases, only one copy of our 2012 Annual Report to Stockholders and this proxy statement are being delivered to multiple stockholders sharing an address unless we have received contrary instructions.  We will gladly deliver a separate copy of our 2012 Annual Report and this proxy statement to stockholders sharing an address upon written or oral request.  If, on the other hand, you have received multiple copies of our 2012 Annual Report to Stockholders and this proxy statement and wish to receive a single copy in the future, we will gladly deliver one copy of our Annual Report and proxy statement upon written or oral request.  Written requests should be sent to Tandy Brands Accessories, Inc., 3631 West Davis Street, Suite A, Dallas, Texas 75211, Attention: Assistant Secretary.  Oral requests should be made by calling our corporate offices at (214) 519-5200.

Costs of Proxy Solicitation

The accompanying proxy is being solicited on behalf of our Board of Directors and our Company will pay for the cost of such solicitation.  Our directors and executive officers may solicit proxies on our behalf.  They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation.  Proxies may be solicited in person, by mail, by telephone, by email, by facsimile, by telegram, through press releases issued by our Company or through postings on our website.  We will make arrangements with custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of our common stock.

 Stockholder Proposals for the 2012 Annual Meeting of Stockholders

Stockholder proposals for consideration at next year's annual meeting of stockholders must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.  To be timely under Rule 14a-8, we must receive stockholder proposals no later than May 15, 2013, in order to be included in next year's proxy statement.

Pursuant to our certificate of incorporation, if a stockholder wishes to nominate anyone for election to our Board of Directors and does not intend such nomination to be included in the proxy statement, then the stockholder must submit notice of the nomination to the Board of Directors at least 45 days prior to the date of the annual meeting of stockholders at which the election is to be held or, if later, within seven days after the date we give notice of the date of such meeting.  The stockholder's notice must contain the name of the nominee for director, the nominee's business and residence addresses, the nominee's principal occupation, the name and address of the nominee's employer or business if self-employed, and the number of shares of our common stock beneficially owned by the nominee, if any, and by the nominating stockholder.

All proposals and nominations submitted by stockholders must comply with our governing documents, all applicable laws and the rules of The NASDAQ Stock Market ("NASDAQ").  The chair of the meeting may refuse to allow the transaction of any business not proposed in compliance with the foregoing procedures.  You may submit your proposal or nomination in writing to Tandy Brands Accessories, Inc., 3631 West Davis Street, Suite A, Dallas, Texas 75211, Attention: Assistant Secretary.

According to our bylaws, any proposal properly presented at the meeting by a stockholder will require the affirmative vote of a majority of the shares present at the meeting, whether in person or represented by proxy, and entitled to vote on the matter, unless otherwise provided by law, our certificate of incorporation or an agreement to which we are a party.  If a stockholder properly presents a matter at the meeting requiring a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

 Annual Report on Form 10-K

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 is included with this proxy statement.  If you would like to receive a copy of the exhibits to our Form 10-K, we will provide copies of the exhibits upon request, but we may charge a reasonable fee for providing such exhibits.  You may obtain the exhibits by mailing a written request to Tandy Brands Accessories, Inc., 3631 West Davis Street, Suite A, Dallas, Texas 75211, Attention: Chief Financial Officer.  Our Form 10-K, including exhibits, is also available free of charge on the SEC's website at www.sec.gov.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING

PROPOSAL ONE:  ELECTION OF DIRECTORS

The first proposal to be voted on at the meeting is the election of directors.  Our directors are elected for one-year terms at each annual meeting of stockholders.  The terms of each of Roger R. Hemminghaus, N. Roderick McGeachy, III, Lisbeth R. McNabb, Colombe M. Nicholas, and William D. Summitt expire at this year's annual meeting.

Our bylaws authorize a Board comprised of three to nine directors.  In 2012, in light of the Company’s size, circumstances and business, we reduced the size of our Board to five members and the Board has determined it to be advisable to maintain the size of the Board at five members.  The Board believes the current industry experience, financial expertise, operational experience and stockholder viewpoints represented on the Board provides an appropriate mix of skills and viewpoints.

Our Board of Directors has nominated each of Roger R. Hemminghaus, N. Roderick McGeachy, III, Lisbeth R. McNabb, Colombe M. Nicholas, and William D. Summitt for re-election to serve until the 2013 annual meeting of stockholders and until each of their respective successors is elected and qualified.

Each of the nominees for election has agreed to stand for re-election to our Board of Directors.  We are not aware of any intention of any Board nominee not to stand for re-election or any circumstances that would cause any Board nominee not to stand for re-election.  However, if unexpected events arise that cause one or more of the Board's nominees to be unable to stand for re-election, then our Board of Directors may:

•	during the meeting, nominate another person for director;
•	determine not to fill the vacancy on the Board created by the nominee's inability to stand for re-election; or
•	vote at the meeting to reduce the size of the Board of Directors.

Under the foregoing circumstances, if our Board of Directors nominates someone at the meeting, the person to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for the candidate of his or her choice.

Vote Required for Election.  If no more than five nominees are properly presented to the stockholders to be elected to our Board of Directors, each nominee for director must receive the affirmative vote of a majority of the shares that are present at the meeting, either in person or represented by proxy, and entitled to vote for the election of directors.  If more than five nominees are properly presented to the stockholders at the meeting, the nominees receiving the five highest numbers of affirmative votes of the shares that are present in person or represented by proxy at the meeting and entitled to vote for the election of directors will be elected to our Board of Directors.

Under a policy adopted by our Board of Directors, if a nominee fails to receive the requisite majority vote in an uncontested election, he or she will not assume a position on the Board (in the case of a new nominee) or will be required to submit his or her resignation (in the case of an incumbent nominee).  Any tendered resignation will be evaluated by the remaining independent directors.  In considering whether to accept or reject such resignation, or take other action, the Board may consider all factors it deems relevant.  The Board will act on the tendered resignation, and will publicly disclose its decision and rationale, within 90 days following certification of the stockholder vote.

Recommendation of the Board of Directors.  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF ROGER R. HEMMINGHAUS, N. RODERICK MCGEACHY, III, LISBETH R. MCNABB, COLOMBE M. NICHOLAS AND WILLIAM D. SUMMITT.  To vote for these nominees, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, or vote by telephone or by Internet as instructed on the proxy card, to ensure your vote is represented.

Biographical and Other Information Regarding Our Nominees for Election to Our Board of Directors

Roger R. Hemminghaus, age 76, has been a director since June 2000. From 1996 to 1999, Mr. Hemminghaus served as Chief Executive Officer of Ultramar Diamond Shamrock Corp., and from 1996 to 2000, he served as the Chairman of the Board. From 1987 to 1996, Mr. Hemminghaus served as the Chairman and Chief Executive Officer of Diamond Shamrock, Inc.  Mr. Hemminghaus is a past Chairman of the Federal Reserve Bank of Dallas and previously served on the Board of Directors of Luby's, Inc., CTS Corporation and Xcel Energy, Inc.  He currently serves on the National Advisory Board of the Boy Scouts of America and on the Board of Directors of the Southwest Research Institute.  Mr. Hemminghaus earned a bachelor of science degree in chemical engineering from Auburn University.

We believe Mr. Hemminghaus' background as a former Chief Executive Officer and Board Chairman brings valuable executive leadership experience to our Board.  We also believe that, as a past Chairman of the Federal Reserve Bank of Dallas, his knowledge of the banking industry, economic conditions and financial issues is an invaluable resource for the Board.  In addition, Mr. Hemminghaus provides leadership and governance experience through his current and prior service on the boards of various other public companies, including service on the Audit and Compensation Committees of such companies, and other organizations.

N. Roderick McGeachy, III, age 44, has been a director since December 2008, our President and Chief Executive Officer since October 2008 and has served as Chairman of the Board since May 2009. Mr. McGeachy has over twenty years of experience in the branded apparel and retail industries.  Prior to joining our Company, Mr. McGeachy was the Vice President of Strategy & Business Development for the Jeanswear Americas coalition of VF Corporation from May 2006 to September 2008.  From May 2005 to April 2006, Mr. McGeachy served as the Director, Corporate Strategy for VF Corporation and from January 1999 to April 2005, he served in senior marketing, strategy and general management roles for Russell Corporation, which was acquired by Berkshire Hathaway in 2005.  Mr. McGeachy currently serves on the Board of Directors of Heely's Inc., where he is the Chairman of the Compensation Committee and a member of the Audit Committee.  Mr. McGeachy is also a member of the Young President's Organization, where he serves as the incoming Global Apparel Network Chairman.  Mr. McGeachy was a Morehead-Cain Scholar at the University of North Carolina and earned an MBA from Harvard University.

As our President and Chief Executive Officer, Mr. McGeachy's day-to-day leadership provides him with intimate knowledge of our operations that are a vital component of our Board discussions.  In addition, Mr. McGeachy's extensive experience in the retail industry, new product development and innovation, marketing and brand building provides our Board with insight into important issues the Company faces.  Mr. McGeachy also provides leadership and governance experience through his service on the Heely's Board and as Chairman of Heely's Compensation Committee.

Lisbeth R. McNabb, age 52, has been a director since January 2012.  Ms. McNabb founded w2wlink and has been its Chief Executive Officer since 2007.  Prior to that time, she served as the Chief Financial Officer for match.com from 2005 to 2007 and the Senior Vice President – Finance and Planning for SODEXO from 1999 to 2005.  Ms. McNabb currently serves on the Board of Directors of Nexstar Broadcasting and is the chair of its Audit Committee.  She also serves as an advisory board member of American Airlines, Southern Methodist University, Texchange and the University of Nebraska Entrepreneurship Center.  She earned her B.S. from the University of Nebraska and her M.B.A. from the Southern Methodist University Cox School of Business.

We believe Ms. McNabb’s background as a former Chief Financial Officer and Senior Vice President – Finance and Planning brings extensive financial experience and leadership to our Board.  In addition, Ms. McNabb provides leadership and governance experience through her current and prior service on other public company boards.

Colombe M. Nicholas, age 67, has been a director since October 1999. Since 2002, Ms. Nicholas has served as a consultant to Financo Global Consulting, the international consulting division of Financo, Inc., specializing in the fashion industry.  Prior to working as a private consultant from 1999 to 2002, Ms. Nicholas served as President and Chief Executive Officer of Anne Klein Group, a women's fashion apparel company, from August 1996 to July 1999, when the company was sold to Kasper, ASL. From December 1993 to July 1996,

Ms. Nicholas served as President and Chief Executive Officer of Orr Felt Company, a family-owned business that provides felt for paper manufacturing. From April 1991 to November 1993, she was the President and Chief Operating Officer of Giorgio Armani Fashion Corporation, the largest licensee of Armani Spa, Italy. From May 1980 to January 1989, Ms. Nicholas served as President and Chief Executive Officer of Christian Dior New York, a designer fashion company.  Ms. Nicholas previously served on the Board of Directors of The Mills Corporation and Oakley, Inc.  Ms. Nicholas currently serves on the Board of Directors of Herbalife Ltd. and Kimco Realty.  Ms. Nicholas earned a bachelor of arts degree from the University of Dayton and a juris doctorate degree from the University of Cincinnati College of Law, and holds an honorary doctorate in business administration from Bryant College of Rhode Island.

With Ms. Nicholas' operations and consulting background, she brings extensive experience in and knowledge of the fashion industry to the Board, including design elements, which we believe is an important resource with respect to our product development and innovation, marketing and brand building efforts.  In addition, Ms. Nicholas provides leadership and governance experience through her current and prior service on other public company boards.

William D. Summitt, age 41, has been a director since October 2007. In 2005, Mr. Summitt founded and subsequently has been the Managing Member of Golconda Capital Management, LLC ("GCM"), an investment management firm, which invests primarily in the stocks of publicly-traded companies.  From 1998 to 2005, Mr. Summitt was a private investor. From 1997 to 1998, Mr. Summitt was a financial analyst with Electronic Data Systems Corporation (EDS).  Mr. Summitt earned a bachelor of science degree in finance from the University of Maryland.  Mr. Summitt was appointed to the Board in accordance with the terms of a Settlement Agreement, dated October 29, 2007, between our Company and GCM, Golconda Capital Portfolio, LP and each of Mr. Summitt and Jedd M. Fowers (collectively the "Golconda Parties").  Pursuant to the terms of the Agreement, the Golconda Parties agreed to withdraw their nomination of Mr. Summitt and Mr. Fowers for election at the 2007 annual meeting of stockholders and we agreed to expand the size of the Board of Directors from seven to eight members and to appoint Mr. Summitt to the Board of Directors, with a term expiring at the 2010 annual meeting of stockholders.

Mr. Summitt brings financial acumen to the Board developed through his experience as the founder and managing member of Golconda Capital Management and as a private investor.  We believe he also provides a unique and valuable perspective with respect to our stockholder base and stockholder issues in general.

There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

 Corporate Governance Information

Director Independence.  The Board believes the interests of the stockholders are best served by having a substantial number of objective, independent representatives on the Board.  Our Board has determined the following current directors are "independent," as defined in NASDAQ's current listing standards:  Roger R. Hemminghaus, Lisbeth R. McNabb, Colombe M. Nicholas, and William D. Summitt.  These are all of our current directors other than N. Roderick McGeachy, III, our Chairman, President and Chief Executive Officer.  Mr. Hemminghaus serves as our Lead Independent Director.

Board Leadership Structure.  Our Board has determined the combined role of Chairman of the Board and Chief Executive Officer, together with a Lead Independent Director, is the most effective Board leadership structure for our Company and in the best interest of our stockholders at this time.  This structure creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management's perspectives on our business, while fostering clear accountability, effective decision-making and alignment on corporate strategy and facilitating the flow of information from management to the Board of Directors.  The Board believes our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with our business and the accessories industry, and the most capable of effectively identifying and leading the discussion and execution of strategic priorities.  To further strengthen our governance structure, the Lead Independent Director (1) serves as the chairman of executive sessions of independent directors; (2) consults with our Chairman and Chief Executive Officer on matters to be addressed at Board meetings; (3) facilitates information flow and communication among the directors; (4) receives communications from stockholders seeking to communicate with our directors; and (5) performs such other duties as may be specified by the Board.  In addition, our independent directors regularly meet in executive session without members of management, including Mr. McGeachy, present.  Notwithstanding the foregoing, the Board recognizes that, depending on the circumstances, other leadership structures, such as a separate independent Chairman, might be appropriate.  Accordingly, the Board periodically reviews its leadership structure.

Risk Oversight.  The Board oversees our Company's processes to manage risk and has delegated the responsibility for reviewing and discussing our Company's policies with respect to risk assessment and risk management to the Audit Committee.  Management is responsible for the development, implementation, and maintenance of our risk management processes and provides periodic reports to the Audit Committee on its assessment of strategic, operational, financial, competitive, reputational, and legal risks to our Company.  The Audit Committee periodically reports on risk management to the full Board.

Board Meetings and Attendance.  Our Board of Directors held five regular meetings and three special meetings during the 2012 fiscal year.  All incumbent directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.  Although we do not have a policy that requires Board members to attend the annual meeting of stockholders, all of our incumbent directors attended last year's annual meeting.

Committees.  The Board maintains the committees listed below to assist it in discharging its oversight responsibilities.  Each committee is governed by a written charter approved by the full Board.  These charters form an integral part of our corporate governance principles, and a copy of each charter can be found on our website at www.tandybrands.com.

Audit Committee. Roger R. Hemminghaus, Lisbeth R. McNabb and William D. Summitt currently serve on our Audit Committee, with Lisbeth R. McNabb serving as the Chairperson.  The Audit Committee held seven meetings during the 2012 fiscal year.  The primary purpose of our Audit Committee is to represent and assist the Board in discharging its oversight responsibility relating to:

•	our accounting, reporting, and financial practices, including the integrity of our financial statements and the audits of our financial statements;
•	the surveillance of administration and financial controls and our compliance with legal and regulatory requirements;
•	our independent auditor's qualifications and independence; and
•	the performance of our internal audit function.

Our Board of Directors has determined each member of the Audit Committee is "independent," as independence is defined for audit committee members in NASDAQ's current listing standards, meets the applicable standards for financial literacy, and that Lisbeth R. McNabb is an "audit committee financial expert," as defined by the SEC.

Nominations and Corporate Governance Committee.  Our Nominations and Corporate Governance Committee is currently comprised of Roger R. Hemminghaus and Lisbeth R. McNabb, each of whom is "independent," as such term for nominations committee members is defined in NASDAQ's current listing standards.  Mr. Hemminghaus serves as the Chairperson of the committee.  The Nominations and Corporate Governance Committee formally met twice during the 2012 fiscal year.

The primary purposes of our Nominations and Corporate Governance Committee are to:

•	make recommendations to the Board concerning the size and composition of the Board of Directors and its committees;
•	identify individuals qualified to become members of the Board of Directors and recommend that the Board select director nominees from among such qualified individuals;

•	periodically review Board procedures and performance; and
•	oversee, review and make periodic recommendations to the Board concerning our corporate governance policies.

Our Nominations and Corporate Governance Committee reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective.  When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Nominations and Corporate Governance Committee initiates a search.  As a part of the search process, the Nominations and Corporate Governance Committee may consult with other directors and members of management, and may retain a search firm to assist in identifying and evaluating potential candidates.

When considering a candidate, the Nominations and Corporate Governance Committee reviews the candidate's expertise, experiences, skills, and characteristics.  The Nominations and Corporate Governance Committee also considers whether a potential candidate will otherwise qualify for membership on the Board, and whether the potential candidate would satisfy NASDAQ's and the SEC's independence requirements.  With respect to the expertise, experiences, skills, or characteristics necessary to serve on the Board, the Nominations and Corporate Governance Committee will only consider candidates who demonstrate the highest personal and professional integrity; have demonstrated exceptional ability and judgment; and will be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of our stockholders.  Other considerations include whether the candidate:

•	has served on any other boards of publicly traded companies;
•	is an active or recently retired chief executive, chief financial or chief operating officer;
•	has retail, wholesale or foreign sourcing experience;
•	has experience in corporate governance matters of publicly traded companies;
•	would be compatible with the other members of the Board;
•	has a level of familiarity with our Company and our industry; and
•	has a genuine interest in serving on the Board.

While neither our Board nor our Nominations and Corporate Governance Committee has a formal diversity policy, pursuant to its charter, the Nominations and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including, among other factors, diversity.  This consideration may include diversity of experience, functional expertise, and industry knowledge.

Potential candidates are interviewed by our Chief Executive Officer and members of the Nominations and Corporate Governance Committee as desired and as schedules permit.  The Nominations and Corporate Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy or add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board.  The selection process for candidates is intended to be flexible, and the Nominations and Corporate Governance Committee, in its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

The Nominations and Corporate Governance Committee unanimously recommended to the Board that each of Roger R. Hemminghaus, N. Roderick McGeachy III, Lisbeth R. McNabb, Colombe M. Nicholas, and William D. Summitt be nominated for re-election as directors at this year's annual meeting of stockholders.  The Board has nominated each of these individuals to the Board of Directors and unanimously recommends you vote FOR their re-election.  For a discussion of the specific experience and qualifications of our directors, each of whom is nominated for re-election, see "Proposal One: Election of Directors - Biographical and Other Information Regarding Our Nominees for Re-Election to our Board of Directors."

The Nominations and Corporate Governance Committee will consider nominations from our stockholders.  If a stockholder wishes to nominate anyone for the Board of Directors, our certificate of incorporation requires that the stockholder submit notice of the nomination to the Board at least 45 days prior to the date of the annual meeting of stockholders at which the election is to be held or, if later, within seven days after the date we give notice of the date of such meeting.  The stockholder's notice must contain the following information:

•	the name of the nominee;
•	the nominee's business and residence addresses;
•	the nominee's principal occupation;
•	the name and address of the nominee's employer or business if self-employed;
•	the number of shares of our common stock beneficially owned by the nominee, if any; and
•	the number of shares of our common stock beneficially owned by the nominating stockholder.

All candidates nominated by a stockholder pursuant to the requirements above will be submitted to the Nominations and Corporate Governance Committee for its review and consideration.

Compensation Committee.  Roger R. Hemminghaus, Colombe M. Nicholas and William D. Summit currently serve on our Compensation Committee, with Ms. Nicholas serving as the Chairperson.  The Compensation Committee held five meetings during the 2012 fiscal year.  Each member of the Compensation Committee is "independent," as such term for compensation committee members is defined in NASDAQ's current listing standards.  The Compensation Committee develops our compensation philosophy and objectives as a whole and reviews all compensation decisions related to our executive officers and non-employee directors.

One of the Compensation Committee's primary responsibilities is to evaluate the performance of our Chief Executive Officer and other executive officers and to recommend the appropriate level of compensation.  Although the Compensation Committee has authority to approve compensation for the Company's executive officers (other than the Chief Executive Officer), the Compensation Committee traditionally recommends compensation for such executive officers to the full Board for approval.  Other responsibilities of the Compensation Committee include, without limitation:

•	reviewing, revising and approving an appropriate peer group to facilitate benchmarking comparisons;
•	reviewing and approving annually our goals and objectives relevant to the compensation to be paid to our executive officers;
•
reviewing and approving annually the individual elements of targeted compensation for our executive officers, including base salary, target performance bonus and equity awards, and recommending such determinations to the Board of Directors for approval;

•
evaluating annually our performance in light of the performance metrics chosen with respect to the compensation payable to our executive officers and determining the actual amount of incentive compensation to be paid to them based on this evaluation and other relevant information;

•	reviewing with management matters relating to compensation;
•
reviewing, approving and making recommendations to the Board of Directors regarding employment agreements, change of control or severance arrangements and any special supplemental benefits or perquisites applicable to our executive officers; and

•	reviewing director compensation levels and practices, and recommending changes, if any, in such compensation levels and practices to the Board.

The Compensation Committee works with our executive officers with respect to the practical aspects of the design and execution of our executive compensation programs.  In addition, and as part of the annual budget process, our Chief Executive Officer makes recommendations concerning proposed compensation elements for our other executive officers, including equity and non-equity incentive targets and the formulas used to determine the amounts of cash and/or equity-based incentive compensation to be awarded.  Our Chief Executive Officer and other members of management also evaluate comparative data for our industry and market peers to compare proposed compensation against such peer companies and provide such information to the Compensation Committee. Following the Chief Executive Officer's recommendations regarding our other executive officers, the Compensation Committee engages in one or more discussion sessions with and without executive management to make a final compensation determination, including compensation for our executive officers.  Under specified circumstances, the Committee may delegate to our Chief Executive Officer the authority to grant incentive awards to our employees who are not directors or executive officers.  In addition, the Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

Pursuant to its charter, the Compensation Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party compensation consultants.  The Compensation Committee did not retain a third-party compensation consultant in fiscal 2012.

Code of Ethics.  We are committed to conducting business in a lawful and ethical manner.  To that end, we have adopted a Code of Business Conduct and Ethics (the "Code") that applies to all directors, officers and other employees of our Company and our subsidiaries.  A copy of the Code is available on our website at www.tandybrands.com.  The Code is designed to:

•	provide guidance in addressing potentially troublesome situations involving our Company and our subsidiaries;
•	promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and
•	promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us.

We intend to disclose any amendments to, or waivers of, the Code that are required to be disclosed by the rules of the SEC and NASDAQ on our website at www.tandybrands.com within the time required following the date of the amendment or waiver.

Communicating with Directors.  Stockholders seeking to communicate with any individual member or group of our Board of Directors may send correspondence to Tandy Brands Accessories, Inc. Board of Directors, c/o Assistant Secretary, 3631 West Davis Street, Suite A, Dallas, Texas 75211, or via email to board@tandybrands.com.  Communications directed to Board members will be sent to our Assistant Secretary, who will forward communications to our Lead Independent Director.  Our Lead Independent Director will then forward the communications to the appropriate Board member(s).

Stock Ownership Guidelines.  Our Board of Directors has adopted stock ownership guidelines for non-employee directors because the Board believes stock ownership by non-employee directors helps align the interests of our Board with the interests of our stockholders and motivates the Board to build long-term stockholder value. Although the Company has had stock ownership guidelines for non-employee directors in place since 2005, the following stock ownership guidelines became effective June 29, 2010:

•
Each non-employee director that was a member of the Board as of June 29, 2010 is required to hold shares of our common stock with an aggregate value equal to two times the annual retainer for non-employee directors.

•	Directors joining the Board after June 29, 2010 have five years from the date of election or appointment to comply with the forgoing stock ownership guideline.

Policy for Stockholder Rights Plans.  Pursuant to the stockholder rights plan policy adopted by our Board of Directors, our Board will not adopt a stockholder rights plan (i.e., a plan providing for the distribution of securities to our stockholders to deter non-negotiated takeovers by conferring certain rights on stockholders upon the occurrence of a "triggering event," such as an unsolicited tender offer or third party acquisition of a specified percentage of stock) unless (1) our stockholders have approved the adoption of the stockholder rights plan in advance; or (2) a majority of our independent directors, in the exercise of their fiduciary responsibilities, determines that it is in the best interests of the stockholders under the circumstances to adopt a stockholder rights plan without the delay in adoption that would result from seeking advance stockholder approval.  If our Board adopts a stockholder rights plan without prior stockholder approval, the stockholder rights plan will be submitted to our stockholders for approval within twelve months following its adoption.

Review, Approval or Ratification of Transactions with Related Persons.  We have established a written policy regarding commercial transactions with related parties.  This policy assists us in identifying, reviewing, monitoring and, as necessary, approving transactions with related parties.  The policy requires that any transaction, or series of transactions, with related parties, in excess of $75,000, in which the related party has, had or will have a direct or indirect interest, be presented to our Audit Committee for approval.  We have established a threshold which is lower than that required by SEC rules to ensure all material potential related party transactions are identified.

Our related party transaction policy covers transactions between our Company and any (1) current director, officer, or nominee to become a director, or any person who held such a position during the prior fiscal year; (2) any person who we know to be the beneficial owner of more than 5% of our common stock; (3) any immediate family member of the foregoing; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, is a partner or principal, or in which such person has a 10% or greater beneficial ownership interest.  The policy does not apply to employment relationships with our Company where the related compensation is reported pursuant to applicable SEC rules or to transactions where all stockholders receive the same proportional benefits.

In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account all relevant facts and circumstances, including:

•	the benefits to our Company;
•	the impact on the independence of a member of our Board of Directors;
•	the availability of other sources for comparable products or services;
•	the terms of the transaction, including whether the terms are no less favorable than those generally available to unaffiliated third-parties in similar circumstances; and
•	the terms available to unrelated third parties or to employees generally.

Certain Employment and Consulting Relationships.

Based upon his knowledge, experience and relationships with respect to the Company and the Company's customers, industry and business, effective as of May 8, 2009, we entered into a Consulting Agreement with J.S.B. Jenkins, our former Chairman, President and Chief Executive Officer and our largest individual stockholder,  pursuant to which he provided consulting services to us.  The Consulting Agreement required us to pay Mr. Jenkins $400,000 annually during the term of the agreement (July 1, 2009 through June 30, 2012).  The agreement also provides that, during its term, Mr. Jenkins would not compete, carry on or engage in a business similar to our business, solicit or accept business from any of our customers, and/or solicit or encourage any of our employees to leave our employ.  Mr. Jenkins also agreed to waive and release any and all claims that he may have had against us and agreed to standard terms, including, without limitation, confidentiality, non-disparagement and indemnification provisions.

Supply Agreement with Affiliate of Shareholder.

During fiscal 2012 and 2011, we purchased $4.3 million and $8.4 million, respectively of accessories inventory from an entity affiliated with Chiang Chih-Chiang, a passive shareholder of the Company.  At June 30, 2012 and 2011, the amount due to the passive shareholder for inventory purchases was $290,000 and $142,000, respectively.  These amounts were included in the accounts payable line on the consolidated balance sheets contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.  Although it is likely that we will continue our purchasing relationship with this existing shareholder, we believe there are numerous sources of products available at similar terms and conditions, and we do not believe the success of our operations is dependent on this or any one or more of our present suppliers.

 Director Compensation

Mr. McGeachy is the only director who is also an employee of our Company.  He does not receive any additional compensation for serving as a director or as Chairman of the Board.  The compensation for our non-employee directors is made up of the components described below.

Annual Retainer.  Our Board, upon the recommendation of the Compensation Committee, approved certain revisions to the structure of the non-employee director compensation for the fiscal year ended June 30, 2012, resulting in a reduction in the amount of the annual cash retainer for our non-employee directors from $50,000 to $25,000 to assist the Company with its restructuring efforts and in recognition of other compensation decisions made by the Company.  Our lead independent director received an additional annual retainer of $10,000 and the chairs of our Audit Committee and Compensation Committee received additional $7,500 annual retainers.  For fiscal 2013, the Board determined it to be appropriate to restore a portion of the reduced annual retainer to bring the compensation for our non-employee directors more in line with comparable companies and to be able to attract and retain experienced and qualified members.  The annual cash retainer for fiscal 2013 was set at $43,000, payable quarterly, and no changes were made to the additional retainer fees for our lead independent director or committee chairpersons.

Incentive Awards.  The Tandy Brands Accessories, Inc. 2002 Omnibus Plan (the "2002 Omnibus Plan"), which expires in October 2012, provides for the issuance of incentive stock options, nonqualified stock options, performance units, stock appreciation rights, and restricted stock.  Under the 2002 Omnibus Plan, when a non-employee director is first elected or appointed to the Board, he or she is granted 4,060 shares of restricted stock, or, if the Board so elects, an alternative form of award (other than an incentive stock option) with a value substantially equivalent to the value of such restricted stock.  The Omnibus Plan also provides that on or about the beginning of each fiscal year, each continuing non-employee director will receive an award of 3,000 shares of restricted stock and any non-employee Chairman (if the non-employee Chairman was previously elected to the Board and continues to serve as a director) will receive an award of 4,200 shares of restricted stock.  If the Board so elects, an alternative form of award (other than an incentive stock option), with a value substantially equivalent to the value of the restricted stock award, may be granted.  In addition to the foregoing, for fiscal 2012, the Board approved an additional grant of 2,682 shares of restricted stock to each non-employee director.  This additional grant of restricted shares was designed to bring the total compensation for non-employee directors to a more competitive level.  For fiscal 2013, the Board approved an additional grant of 5,000 shares of restricted stock for non-employee directors in order to partially address the continued reduction in cash compensation, to bring total compensation to a more competitive level and to place an even greater focus on the equity component of the non-employee director compensation.

Stock Deferral Plan.  Our non-employee directors may elect in writing to defer receipt of all of their annual and committee chair retainer fees and meeting fees under our 1995 Stock Deferral Plan for Non-Employee Directors.  All amounts deferred are credited to an account we maintain in phantom stock units which are equivalent in value to shares of our common stock, based on the average daily closing price of our common stock during the quarter in which the cash amount would otherwise have been paid.

All phantom stock units are fully vested and cannot be forfeited.  Shares of stock equal to the number of phantom stock units are payable in a single distribution at the time specified in the applicable deferral election, so long as that time is not earlier than twelve months following the establishment of a particular phantom stock unit.  We have the option to pay the cash value of the shares underlying the phantom stock units in lieu of issuing such shares.  Phantom stock units for any declared cash dividends that would be payable on a number of shares of our common stock equal to the phantom stock units in a participating director's account are credited to the account based on the closing price of our common stock on the dividend record date.  Phantom stock units will also be adjusted for stock dividends or other capital adjustments.  In the event we experience a change of control, all phantom stock units will become immediately payable.

We are authorized to issue up to 50,000 shares of our common stock under our stock deferral plan, of which 28,375 shares are still available for issuance.

Other Benefits.  We reimburse our directors for travel, lodging and related expenses they incur in attending Board and committee meetings, and we provide each director with directors' and officers' insurance and travel accident insurance.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR ENDED JUNE 30, 2012

The following table sets forth the total compensation paid to our non-employee directors for services rendered in all capacities to our Company during the fiscal year ended June 30, 2012.

Name	Fees Earned or Paid in Cash($)	Stock Awards (Restricted Stock) ($)	Total ($)
Roger R. Hemminghaus	$35,000	$8,744(1)	$43,744
Lisbeth R. McNabb	$16,250	$4,039 (2)	$20,289
Colombe M. Nicholas	$32,500	$8,744 (1)	$41,244
William D. Summitt	$25,000	$8,744 (1)	$33,744
__________________

(1)
The amounts shown represent the grant date fair value of the restricted stock award granted to each non-employee director under the Omnibus Plan on July 1, 2011 (1,894 shares), October 18, 2011 (1,262 shares), January 18, 2012 (1,263 shares) and April 18, 2012 (1,263 shares) (prior to any assumed forfeitures relating to service-based vesting conditions, where applicable), in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.  Assumptions used in calculating these amounts are described in Note 10 of the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

(2)
The amounts shown represent the grant date fair value of the restricted stock award granted to Ms. McNabb director under the Omnibus Plan on January 1, 2012 (4,060 shares) (prior to any assumed forfeitures relating to service-based vesting conditions, where applicable), in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.  Assumptions used in calculating these amounts are described in Note 10 of the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

The following table sets forth the number of shares underlying outstanding restricted stock awards and stock options held by each non-employee director as of June 30, 2012. The exercise prices for such outstanding stock options range from $9.225 to $15.60.

	Number Outstanding at June 30, 2012
Name	Shares of Restricted Stock	Stock Options
Roger R. Hemminghaus	10,386	7,800
Lisbeth R. McNabb	4,060	0
Colombe M. Nicholas	10,386	7,800
William D. Summitt	10,386	0

PROPOSAL TWO:  RATIFICATION OF APPPOINTMENT OF INDEPENDENT AUDITOR

Appointment of Grant Thornton As Independent Auditor for Fiscal Year 2013

The Audit Committee has selected Grant Thornton LLP as our independent auditor for fiscal 2013, and the Board of Directors is asking stockholders to ratify this selection.  Although current laws, rules and regulations, as well as the charter of the Audit Committee, require our independent auditor to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of our independent auditor to be a significant matter of stockholder concern and an opportunity for our stockholders to provide direct feedback to the Board on an important issue of corporate governance.  If our stockholders do not ratify the appointment, the Audit Committee will consider whether it should select a different firm, however, it is not required to do so.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Representatives of Grant Thornton will be present at the meeting to respond to appropriate questions and they will have an opportunity to make a statement if they desire to do so.

Vote Required for Approval.  In accordance with our bylaws, approval of this proposal requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote.

Background.  Grant Thornton LLP is an internationally recognized registered public accounting firm.  We retained Grant Thornton effective as of May 16, 2011.  In addition to retaining Grant Thornton to audit our financial statements, we engage the firm to review our quarterly filings with the SEC and, from time to time, to perform other services.

The following table sets forth the fees billed for professional services performed by Grant Thornton and Ernst & Young (see below “Change in Independent Registered Public Accounting Firm in 2011”) for the fiscal year ended June 30, 2012 and 2011.

	Grant Thornton		Ernst & Young

	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2011
Audit Fees(1)	$246,900	$145,000	$194,700
Audit-Related Fees	$0	$0	$0
Tax Fees	$0	$0	$0
Total Fees	$246,900	$145,000	$194,700
__________________

(1)
These amounts represent fees of Grant Thornton and Ernst & Young for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, and similar engagements for the fiscal year such as consents and review of documents filed with the SEC.

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services to be performed by our independent auditor (the "Policy").  The Policy provides that our independent auditor may not perform any audit, audit-related, tax or other services for our Company, unless: (1) the service has been pre-approved by the Audit Committee; or (2) we engaged the independent auditor to perform the service pursuant to the pre-approval provisions of the Policy.  As provided in the Policy, the Audit Committee has granted general pre-approval of certain services to be performed by the independent auditor subject to maximum fee levels for each category of service.  The Audit Committee amends and/or supplements these service categories on a periodic basis and establishes the appropriate fee level annually.

The Audit Committee has authorized the Audit Committee Chairman or any of its other members to pre-approve audit and permissible non-audit services that are consistent with the SEC's rules on auditor independence up to $25,000 per engagement.  The full Audit Committee must approve engagements that exceed $25,000.  The Audit Committee members report any pre-approval decisions under these procedures to the full Audit Committee at its next regularly scheduled meeting.

All requests for services to be provided by the independent auditor that do not require specific approval by the Audit Committee are submitted to our Chief Financial Officer and must include a detailed description of the services to be rendered.  Our Chief Financial Officer determines whether such services are included within the list of services that have received the Audit Committee's general pre-approval.  The Audit Committee is informed on a timely basis of any such services rendered by the independent auditor.

At each Audit Committee meeting, the Company's independent auditor and management provide the Audit Committee with a quarterly reconciliation of pre-approved audit fees versus audit fees that were actually incurred by category of pre-approved services.  The Chief Financial Officer has discretion to pre-approve overruns of up to 10% of total fees pre-approved by the Audit Committee, excluding expenses, for one or more of the pre-approved service categories.  Any new service or project requires pre-approval by the Audit Committee in accordance with the Policy.  The Chief Financial Officer reports any pre-approval decisions under this procedure to the Audit Committee at its next scheduled meeting.

All services provided by and all fees paid to Grant Thornton in fiscal 2012 were pre-approved by the Audit Committee in accordance with the Policy.

Recommendation of the Board of Directors.  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2013.  To vote on this proposal, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, or vote by telephone or by Internet as instructed on the proxy card, to ensure your vote is represented.

Change in Independent Registered Public Accounting Firm in 2011

As disclosed in our current report on Form 8-K filed with the SEC on May 19, 2011 and as required by applicable SEC rules, we include the following information regarding the change in our accounting firm in 2011.

On May 16, 2011, we dismissed Ernst & Young LLP (“Ernst & Young”), our prior independent registered public accounting firm, and engaged Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending June 30, 2011.  The dismissal of Ernst & Young and the engagement of Grant Thornton were approved by the Audit Committee of the Company’s Board of Directors based on the Company’s initiatives to reduce expenses.

The reports of Ernst & Young on the consolidated financial statements of our Company as of and for the fiscal years ended June 30, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended June 30, 2010 and 2009 and through the date of dismissal, (i) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided Ernst & Young with a copy of the foregoing disclosure and requested that Ernst & Young furnish the Company with a letter addressed to the SEC stating whether it agreed with such disclosure, and if not, stating the respects in which it does not agree.  A copy of Ernst & Young’s letter was filed as Exhibit 16.1 to our current report on Form 8-K, filed with the SEC on May 19, 2011.

During the fiscal years ended June 30, 2010 and 2009 and through the date the Company engaged Grant Thornton, we did not, and no person or agent acting our behalf, consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our Company’s consolidated financial statements, and no written report or oral advice was provided to our Company that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matters that were either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL THREE:  ADOPTION AND APPROVAL OF THE 2012 OMNIBUS PLAN

The third proposal to be voted on at the meeting is the adoption and approval of the 2012 Omnibus Plan.

On October 16, 2002, the stockholders approved and adopted the Tandy Brands Accessories, Inc. 2002 Omnibus Plan (the “2002 Plan”).  The 2002 Plan was amended on June 6, 2007 to align annual awards to members of our board of directors with those made to our officers and employees.  The 2002 Plan will expire by its terms on October 16, 2012.

On August 22, 2012, our board of directors approved, subject to the approval of our stockholders, the Tandy Brands Accessories, Inc. 2012 Omnibus Plan (the “2012 Plan”).  A general description of the terms of the 2012 Plan is set forth below, but is qualified in its entirety by reference to the text of the 2012 Plan.  A copy of the full text of the 2012 Plan is attached to this proxy statement as Appendix A.

Purpose of 2012 Plan

The purpose of the 2012 Plan is to attract and retain the services of key employees of the company, members of the board of directors (whether an employee or non-employee director), and consultants of the company through the granting of awards that (a) will increase the interest of these persons in the company's welfare and (b) furnish an incentive for such persons to continue their services for the company.  The following types of awards (each, an “Award”) may be granted, singly or in combination, under the 2012 Plan to eligible persons:

•	incentive stock options;
•	nonqualified stock options;
•	restricted shares;
•	restricted share units; or
•	stock appreciation rights (each, an "SAR").

Plan Administration

The 2012 Plan will be administered by a committee, appointed by our board of directors, consisting of at least two non-employee directors who are "outside directors" under Section 162(m) of the Internal Revenue Code and who satisfy the requirements of Rule 16b-3(b)(3) under the Exchange Act or the non-employee director requirements of any national securities exchange or other market on which our common stock is listed or quoted.  With respect to any Award that is subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code, the committee shall be comprised solely of at least two non-employee directors who are “outside directors” under Section 162(m) of the Internal Revenue Code.

The committee has complete and absolute authority to make any and all decisions regarding the administration of the 2012 Plan, including the authority to construe and interpret the plan document and terms of the Awards granted under the 2012 Plan, establish administrative rules and procedures, select Award recipients, determine the type of Awards granted, establish the terms, conditions and other provisions of Awards and amend, modify or suspend Awards as provided under the 2012 Plan. The committee may delegate the right to act on its behalf to such persons and with respect to such matters as authorized by the committee.  Notwithstanding the foregoing, Awards to be issued to any member of the committee shall be subject to the approval of the board of directors of the company.

Eligibility to Participate

Any employee, director or consultant of the company who is determined by the committee to have the judgment, initiative, and efforts that contribute to or may be expected to contribute to the successful performance of the company is eligible to participate in the 2012 Plan.  However, only employees will be eligible to receive incentive stock options.  Approximately 65 employees of the company (including those employees who are also directors and/or officers of the company) and 4 non-employee directors are currently eligible to participate in the 2012 Plan.

Share Reserve

The maximum number of shares of common stock issuable under the 2012 Plan is indeterminate as of the effective date of the 2012 Plan but, in no event, shall exceed 608,911 shares.  This maximum share reserve under the 2012 Plan is comprised of the 608,911 shares currently authorized and available for issuance under the 2002 Plan, which is set to expire on October 16, 2012.  If an Award granted under the 2012 Plan is cancelled or expires without being exercised, the shares underlying such Award will again be available for issuance pursuant to the 2012 Plan.

Conditions of Awards

Any Award made under the 2012 Plan must be granted within ten years of the date our stockholders approve the plan.  The committee may determine and designate the eligible persons to whom Awards will be granted and will set forth in each related award agreement the date of grant, the terms of exercise, and other terms, provisions, limitations, and performance requirements, as the committee may determine in accordance with the terms of the 2012 Plan.

During any fiscal year, individual participants in the 2012 Plan may not receive Awards covering an aggregate of more than 100,000 shares of common stock.

All shares in the reserve are eligible to be issued as incentive stock options.  However, we may not grant incentive stock options under the 2012 Plan to any employee to the extent the underlying shares of common stock that may be acquired by exercise of the option for the first time by the employee in any calendar year have an aggregate fair market value (determined at the time of grant) in excess of $100,000.  In the event a stock option granted under the 2012 Plan which is designated as an incentive stock option exceeds this limit or otherwise fails to qualify as an incentive stock option, the stock option will be a nonqualified stock option.

An SAR, or any portion of an SAR, may be exercised by surrendering the SAR in exchange for cash, shares of common stock or both in an amount equal to the excess of the fair market value of the SAR on the date of exercise over the fair market value of the SAR on the date of grant.

The exercise price for any stock option or SAR granted under the 2012 Plan must equal at least 100% of the fair market value, as defined in the 2012 Plan, of our common stock on the date the stock option or SAR is granted.  If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of our common stock, the exercise price must equal at least 110% of the fair market value of our common stock on the date the incentive stock option is granted.  As of September 6, 2012, the closing sale price of our common stock was $1.48.

The exercise price of a stock option is payable as follows:

•	in cash;
•	in common stock owned by the participant on the date of exercise;
•
by delivery of an executed irrevocable option exercise form together with irrevocable instructions to a broker or dealer to sell a portion of the shares of common stock purchased upon exercise or to pledge such shares as collateral for a loan and promptly deliver to the company the amount of sale or loan proceeds necessary to pay the purchase price; and/or

•	in any other form of valid consideration that is acceptable to the committee.

Generally, a vested stock option or SAR may be exercised in whole or in part at any time during its term, as specified in the applicable award agreement.  However, no Award granted under the 2012 Plan may be exercised at any time after the exercise period specified in the applicable award agreement and no portion of any Award may be exercised after the expiration of ten years from the date the Award is granted.  In addition, if an employee owns or is deemed to own more than 10% of our common stock and an incentive stock option is granted to the employee, the term of the incentive stock option (to the extent required by the Internal Revenue Code at the time of grant) will be no more than five years from the date of grant.

A participant who has received a restricted share unit is entitled to receive an amount of cash, shares of common stock or both equal in value to the aggregate fair market value of the units as of a specified date (e.g. last day of performance period, change of control, etc.).  A participant who has received an Award of restricted shares will become record owner of those shares upon acceptance of the Award, but such shares will be subject to forfeiture until the restrictions on the shares have lapsed in accordance with the terms of the applicable award agreement.

The committee may determine the vesting period or restrictions or conditions for any Award granted under the 2012 Plan.  The committee may specify that an Award is immediately exercisable, in whole or in part, or that all or any portion of an Award is not exercisable or payable until a particular date or until the occurrence of a particular event (e.g. length of continuous service, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates, or other comparable measurements of company performance).  The committee also has discretion to accelerate the date on which all or any portion of an Award may be exercised or vested.  In the event of a change of control, as defined in the 2012 Plan, all outstanding Awards of stock options and SARs will automatically be 100% vested and be exercisable in full and all restriction periods and conditions applicable to Awards of restricted stock and restricted share units will automatically lapse.

If an employee ceases to serve as an employee of the company for any reason or a non-employee director ceases to serve as a member of our board or consultant ceases to provide services to the company, an Award held by such participant may only be exercised as determined by the committee and provided in the applicable award agreement.  Upon a participant's termination of service for any reason during the restriction period, the nonvested portion of the Award will be forfeited and all rights of the participant with respect to the forfeited shares will cease and terminate, without any further obligation on the part of the company.

Restrictions on Assignment

Awards may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant or the participant's legally authorized representative, unless otherwise specifically permitted in the applicable award agreement.  Notwithstanding the foregoing, the transfer or assignment of an Award will be permitted pursuant to a domestic relations order that satisfies the requirements of a “qualified domestic relations order” as defined in Section 414(p) of the Internal Revenue Code.

Amendment of Plan

Stockholder approval is required for our board of directors to amend the 2012 Plan in any manner that would materially change the 2012 Plan.  In addition any amendment that would adversely affect any rights of participants or the company's obligations to participants with respect to any Awards previously granted under the 2012 Plan requires the consent of the affected participant.  All other amendments may be made by approval of the board of directors without further stockholder approval.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences arising with respect to Awards made under the 2012 Plan.  This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on various factors and the participant's particular circumstances.  This summary is based on present laws, regulations and interpretations and does not purport to be a complete description of federal tax consequences.  This summary of federal tax consequences may change in the event of a change in the Internal Revenue Code or regulations thereunder or interpretations thereof.  We urge participants in the 2012 Plan to consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of Awards made under the 2012 Plan prior to taking action with respect to an Award.  The 2012 Plan is not intended to be a "qualified plan" under Section 401(a) of the Internal Revenue Code.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the 2012 Plan generally will not recognize federal income tax upon the grant of the option, and the company will not be entitled to a tax deduction by reason of the grant.  Upon exercise of the nonqualified stock option, the excess of the fair market value of the shares acquired on the exercise date over the exercise price for such shares will be considered compensation taxable as ordinary income to the participant, and we may claim an income tax deduction at that time equal to the amount of taxable income recognized by the participant, provided we satisfy the applicable federal income tax reporting requirements with respect to the income recognized by the participant.

If any profits associated with a sale of common stock acquired pursuant to the exercise of a nonqualified stock option under the 2012 Plan within six months of its acquisition could subject the participant to suit under Section 16(b) of the Exchange Act, there will be no federal income tax consequences to either the participant or the company at the time of the exercise of the option.  The inclusion of the compensation taxable as ordinary income to the participant generally is deferred until the earlier of:

•	the expiration of the six-month period described above; or
•	the first day on which the sale of the common stock will not subject the employee to suit under Section 16(b) of the Exchange Act.

However, if the participant makes a timely and proper election under Section 83(b) of the Internal Revenue Code to be taxed at the time the common stock is transferred to him or her, then the excess of the fair market value of shares of common stock on the exercise date over the exercise price will be taxed as ordinary income.  The election must be made within 30 days of the date of exercise.  In the absence of such an election, the excess of the fair market value of shares of common stock on the date the Section 16(b) restrictions expire with respect to the participant (or, if earlier, the date on which the six-month period referred to above expires) over the exercise price will be considered compensation taxable as ordinary income to the participant.  We will be entitled to a tax deduction in an amount equal to the amount required to be recognized as ordinary income by the participant at the time the participant is subject to tax, provided that the applicable federal income tax withholding and reporting requirements are satisfied.

On the sale of any shares acquired pursuant to the exercise of a nonqualified stock option granted under the 2012 Plan, a participant will recognize gain in an amount equal to the difference between the sales price and the participant's tax basis in the shares, which tax basis will include the exercise price paid plus the amount required to be recognized as income by the participant as a result of the exercise of the nonqualified stock option to purchase the shares, and the gain will be short-term capital gain if the shares have been held for one year or less and long-term capital gain if the shares have been held for more than one year.

Incentive Stock Options. A participant who is granted an incentive stock option ("ISO") will not recognize taxable income upon either the grant or exercise of the ISO, and we will not be entitled to a tax deduction by reason of the grant or exercise.  However, the excess of the fair market value of the shares acquired on the exercise date over the exercise price is an item of adjustment for purposes of the alternative minimum tax and may subject the participant to the alternative minimum tax.

If no disposition of the shares of common stock acquired on exercise of the ISO is made by the participant within two years from the date of the grant of the ISO, or within one year after the exercise of the ISO, then, upon subsequent disposition of the common stock, the difference between the amount realized upon sale and the exercise price will be characterized as long-term capital gain or loss and we will not be permitted any deduction.  However, if the common stock is disposed of within the two-year period following the date of grant or the one-year period following the date of exercise of the ISO (a "disqualifying disposition"), then, generally speaking, the portion of the gain, if any, which equals the lesser of (1) the excess of the fair market value of the common stock on the date the ISO is exercised over the exercise price, or (2) the excess of the proceeds from the sale over the exercise price, will be taxed as ordinary income to the participant in the year of disposition, and we will be allowed a deduction for federal income tax purposes for the year in an amount equal to the amount taxable to the participant as ordinary income.  Additionally, in the case of a disqualifying disposition, any gain in excess of the amount taxed as ordinary income will be taxed as short-term capital gain if the common stock has been held for one year or less or as long-term capital gain if the common stock has been held for more than one year.

If the disqualifying disposition is one which would subject the participant to liability under Section 16(b) of the Exchange Act, the discussion in the preceding paragraph regarding the tax consequences of dispositions of common stock acquired pursuant to the exercise of nonqualified stock options may, depending on guidance from the

Internal Revenue Service, apply to the disqualifying disposition of common stock acquired pursuant to the exercise of an ISO.

Stock Appreciation Rights.  The grant of an SAR generally creates no taxable income to the participant.  On the exercise of an SAR, the amount of cash and/or the fair market value of the common stock received by the participant will generally be recognized as taxable ordinary income and we will be allowed a tax deduction for the amount of ordinary income recognized by the participant.

Restricted Stock.  Restricted stock is generally not taxable to a participant until the restricted stock is no longer subject to restrictions or to a substantial risk of forfeiture.  A participant may elect under Section 83(b) of the Internal Revenue Code, however, to have an amount equal to the difference between the fair market value of the stock on the date of grant and the participant's cost, if any, taxed as ordinary income at the time of grant.  If the participant makes such an election, any future appreciation would be taxed as a capital gain.  If a participant does not make such an election, upon the lapse of the restrictions or a substantial risk of forfeiture, a participant will generally recognize taxable ordinary income, to the extent the fair market value of the stock on the date the restrictions lapse exceeds the participant's basis, if any.  Any subsequent appreciation in the value of the restricted stock would be taxable as capital gain to the participant when recognized.  To the extent the participant recognizes taxable ordinary income, we will generally be entitled to a corresponding tax deduction.

Restricted Share Units.  A participant generally will not recognize income on the grant of restricted share units.  Upon settlement of a restricted share unit award, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any shares of common stock received.  We will generally receive a corresponding deduction for the amount the participant recognizes as ordinary gain.

Section 162(m).  Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to the chief executive officer, or the individual acting in that capacity, and the three most highly compensated executives other than the chief executive officer or the chief financial officer.  However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it.  The company intends that

•	stock options
•	SARs, and
•	restricted share units

granted to employees the committee expects to be named executive officers at the time a deduction arises in connection with these Awards will qualify as "performance-based compensation" so these Awards will not be subject to the Section 162(m) deduction limitations.

Section 409A of the Code

Section 409A of the Code, which was enacted as part of the American Jobs Creation Act in late 2004, substantially changed the federal income tax law applicable to nonqualified deferred compensation, including certain equity-based compensation. It is the intent of the Company that Awards issued under the 2012 Plan be exempt from, or compliant with, Section 409A of the Code. The terms and conditions of any Award made that the committee determines will be subject to Section 409A of the Code will be set forth in the applicable award agreement and will be designed to comply in all respects with Section 409A of the Code.

Future Awards

The number of Awards that will be received by or allocated to our employees, directors and consultants under the 2012 Plan during the 2013 fiscal year is undeterminable at this time.

Registration of Shares

Assuming our stockholders approve the 2012 Plan, it is the company’s intent that the offer and sale of the shares of common stock issuable under the 2012 Plan be registered under the Securities Act.  Shares of our common stock purchased pursuant to the 2012 Plan after the effective date of such registration could be immediately sold in the open market, subject to, in the case of affiliates (as defined in Rule 144 under the Securities Act), compliance with the provisions of Rule 144, other than the holding period requirement.

Required Vote of Stockholders

A majority of the shares of our common stock present in person or represented by proxy at the annual meeting must vote in favor of the 2012 Plan to approve the 2012 Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2012 PLAN.  To vote on this proposal, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, or vote by telephone or by Internet as instructed on the proxy card, to ensure your vote is represented.

EXECUTIVE OFFICERS

 Biographical Information Regarding Our Executive Officers

The following table lists the names and ages of our current executive officers and all positions they hold.  Each of the listed officers has been elected by our Board of Directors and serves at the discretion of the Board.

Name	Age	Positions Held
N. Roderick McGeachy, III	44	Chairman of the Board, President and Chief Executive Officer
Robert J. McCarten	55	Executive Vice President-Gifts Division and Accessories Sales
Chuck Talley	35	Corporate Vice President and Chief Financial Officer

Information regarding Mr. McGeachy's business experience can be found under "Proposal One: Election of Directors - Biographical and Other Information Regarding Our Nominees for Re-Election to our Board of Directors."

Robert J. McCarten joined our Company in April 2003 as Senior Vice President – National Sales.  In July 2011 he was promoted to Executive Vice President-Sales & Merchandising/Gifts and, in August 2012, Mr. McCarten’s role expanded to include accessories sales.  Prior to joining our Company, Mr. McCarten was employed with Randa Accessories where he served as the New York account executive beginning in January 1990 and, during his tenure, was promoted to serve as Vice President and Regional Sales Manager until April 2003.  Prior to his experience at Randa, Mr. McCarten was an account executive at Wembley Industries.

Chuck Talley joined our Company in October 2008 as Corporate Controller.  In February 2011 he was appointed Corporate Vice President and Chief Accounting Officer.  In May 2012, Mr. Talley was promoted to Corporate Vice President and Chief Financial Officer.  Prior to joining our Company, Mr. Talley was most recently a Senior Manager with PricewaterhouseCoopers, LLP (“PwC”), where he spent eight years auditing domestic and international companies in the retail and consumer goods industry.  In management roles at PwC, he executed public and private company financial statement audits, initial public offerings, business development and Sarbanes-Oxley projects.

There are no family relationships between any of our directors and executive officers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED JUNE 30, 2012

The following table summarizes the compensation earned by our chief executive officer and each of our other two most highly compensated executive officers (collectively, our "named executive officers") for fiscal 2012.

Name and Principal Position	Year	Salary	Stock Awards (Performance Unit Awards)(1)	Non-Equity Incentive Plan Compensation (Performance- Based Bonus)	All Other Compensation(2)	Total
N. Roderick McGeachy, III(3)	2012	$352,003	$350,000	$0	$2,882	$704,885
Chairman of the Board, President and Chief Executive Officer	2011	$332,067	$350,000	$0	$6,630	$688,697
Robert J. McCarten	2012	$237,401	$100,000	$0	$7,370	$344,771
Executive Vice President-Gifts Division and Accessories Sales	2011	$225,001	$100,000	$0	$12,577	$337,578
Hilda McDuff(4)	2012	$233,334	$100,000	$0	$10,619	$343,953
Executive Vice President-Sales & Merchandising/Belts and Small Leather Goods	2011	$206,003	$100,000	$0	$10,995	$316,998

__________________

(1)
The amounts shown represent the grant date fair value of stock options and performance units granted under the Omnibus Plan in the fiscal years indicated (prior to any assumed forfeitures relating to service-based vesting conditions, where applicable), in accordance with FASB ASC Topic 718.  Assumptions used in calculating the option award amounts are described in Note 10 of the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.  The amounts shown for performance units are based on the probable outcome of applicable performance conditions at the date of grant in accordance with FASB ASC Topic 718.  The grant date fair value of such performance units based on the achievement of maximum performance conditions in accordance with FASB ASC Topic 718 would be as follows:

Name	Year	Performance Unit Awards at Maximum Performance Levels
N. Roderick McGeachy, III	2012	$700,000
	2011	$700,000
Robert J. McCarten	2012	$200,000
	2011	$200,000
Hilda McDuff	2012	$200,000
	2011	$200,000

(2)	Items comprising all other compensation for fiscal 2012 and 2011 are described and quantified in the All Other Compensation Table below.
(3)	Mr. McGeachy does not receive any compensation for serving as a director or as Chairman of the Board.
(4)
As disclosed in our Current Report on Form 8-K, filed with the SEC on August 24, 2012, on August 20, 2012, Ms. McDuff submitted her resignation as an officer and employee of the Company, effective August 31, 2012.

The following table provides detail regarding each component of the All Other Compensation column in the Summary Compensation Table for fiscal 2012 and 2011.

All Other Compensation Table

Name	Year	Company Contributions to 401(k) Plan	Insurance Premiums(1)	Perquisites and Other Personal Benefits	Total
N. Roderick McGeachy, III	2012	$0	$2,882	$ 0	$2,882
	2011	$3,750	$2,880	$ 0	$6,630
Robert J. McCarten	2012	$5,499	$1,871	$ 0	$7,370
	2011	$5,818	$1,359	$5,400(2)	$12,577
Hilda McDuff(3)	2012	$9,333	$1,286	$ 0	$10,619
	2011	$9,920	$1,075	$ 0	$10,995
__________________

(1)	Represents premiums paid for life, accidental death and dismemberment and disability insurance.
(2)	Represents the taxable income value of automobile allowance.
(3)
As disclosed in our Current Report on Form 8-K, filed with the SEC on August 24, 2012, on August 20, 2012, Ms. McDuff submitted her resignation as an officer and employee of the Company, effective August 31, 2012.

Philosophy and Elements of Our Compensation Program

Overall Philosophy.  The overriding philosophy employed by the Compensation Committee is to align total executive compensation with the Company's business strategies in an effort to drive overall organizational success and stockholder value.  Towards that end, the Compensation Committee works with the Company to design compensation programs that are designed to, among other things:

●	attract and retain highly qualified executives;
●	motivate our executives to accomplish the Company objectives and increase shareholder value;
●	align our executives' interests with those of our stockholders in a manner that minimizes risk to the organization.

To achieve these goals, we use a combination of base salary, short-term performance-based bonuses and longer-term incentive compensation that may be weighted to establish the correct mix of overall compensation.

We evaluate our executives' compensation on an annual basis and make changes accordingly.  In addition to reviewing our executives' compensation in relation to comparable industry competitors and other companies in our market, we also take into account current economic conditions and financial projections.  As a general matter, we try to target our executive pay at the 50th percentile of companies we believe are in comparable positions and with which we believe we principally compete for executive talent.

Base Salary.  To attract and retain executive officers, we pay our executive officers a base salary at a level we believe is competitive with the companies with which we compete.  The executive's base salary is the only guaranteed component of annual cash compensation.  In setting these salaries, the Compensation Committee considers the scope of the executive's responsibilities, unique skill sets and experience, strategic impact to the organization, individual contributions and performance, ability to meet key objectives, market conditions, current compensation compared to peer and competitor companies, and the specific actions and strategic activities of each executive officer.

Performance-Based Bonus Plan.  Our management incentive bonus plan is intended to reward behavior and results that assist the Company in meeting our business and financial goals.  For fiscal 2012, the Board of Directors, on the recommendation of the Compensation Committee, adopted a management incentive bonus plan for our officers and senior management, including our named executive officers, which, in the judgment of the Compensation Committee and the Board of Directors, would facilitate our overall growth and performance and would compensate our management for performance results achieved.  Under the management incentive plan, target bonus opportunities are expressed as a percentage of base salary, with threshold, target and maximum payout opportunities expressed as a percentage of the target award.  No cash bonuses would be paid under the management incentive plan if we did not achieve at least the threshold performance levels.  Mr. McGeachy's annual incentive bonus was set at a target amount of 75% of base salary and the target bonus for our other executive officers was set at 50% of base salary.  In addition, the agreements underlying the management incentive plan contain certain clawback provisions.

Actual bonus amounts, if any, would vary depending on our performance against the targets established by the Board of Directors.  If we achieved (1) the threshold level, a participant in the management incentive plan would be eligible for 50% of the target bonus; (2) the target level, a participant would be eligible for 100% of the target bonus; and (3) the maximum level, a participant would be eligible for 200% of the target bonus.  Under the management incentive plan, the bonus paid to an individual could be varied up to 20% higher or lower based on a subjective assessment of the individual's performance and contribution to achieving our performance goals.

The Compensation Committee considered various performance measures for the management incentive plan.  The payout opportunities for fiscal 2012 under the management incentive plan were based 30% on total Company net revenue, 50% on total Company profit before tax and 20% on a functional measure based on the individual’s responsibilities within our organization.  For our chief executive officer, the weighting was 65% profit before tax and 35% net revenue.  The performance levels adopted for the management incentive plan were, in the judgment of the Compensation Committee and the Board, set at levels that would encourage high performance and growth for the Company.  Although the Company’s financial performance significantly improved, because the Company did not achieve profitability for fiscal 2012, no bonuses were paid with respect to the net revenue or profit before tax components of the fiscal 2012 management incentive plan.

For fiscal 2013, the Compensation Committee and the Board determined it to be advisable to adjust the weighting under the management incentive plan to place a greater emphasis on individual functional measures in order to incent and motivate different departments and potentially generate greater overall contributions to stockholder value.  For most participants in fiscal 2013, the payout opportunities for fiscal 2013 under the management incentive plan are based 45% on total Company profit before tax, 15% on the Company’s net sales and 40% on a functional measure based off the individual’s responsibilities within our organization.  For our Chief Executive Officer and Chief Financial Officer, the weighting is 80% profit before tax and 20% net sales.

Long-Term Incentive Compensation.  We view the long-term incentive component of our total compensation program as both a retention tool and a mechanism to incentivize our executives.  We use a combination of equity-based compensation and cash for our long-term awards.

The primary component of our long-term incentive program is the performance unit.  Under our long-term incentive program, the performance units are expressed as a dollar amount, with threshold, target and maximum payout opportunities expressed as a percentage of the target award.  Each performance unit has a $1.00 assigned value.  Actual payouts may range anywhere between the threshold and maximum percentages.  No payouts occur under the performance units unless we achieve the minimum threshold performance.  For the fiscal 2012 long-term incentive program, our Board of Directors approved the following payout opportunities for achieving threshold, target and maximum performance:

Executive Officer	Threshold (as a % of Target)	Target Award	Maximum (as a % of Target)
Chief Executive Officer	50%	$350,000	200%
Chief Financial Officer	50%	$100,000	200%
Other Executive Officers	50%	$100,000	200%

The performance period covered by the fiscal 2012 performance units includes the two-year period beginning July 1, 2011 and ending June 30, 2013.  The Compensation Committee and the Board of Directors determined this two-year cycle was appropriate in light of the Company’s financial and operational restructuring efforts.

To support our focus on creating stockholder value, the financial metric approved by the Board to determine whether target performance has been achieved is our basic earnings per share, excluding the effects of changes in accounting principles, extraordinary items, and recognized capital gains and losses, as an average over the performance period.  Assuming continued employment, if, at the end of the performance period, at least the threshold performance level has been achieved, the fiscal 2012 performance units vest and, to the extent earned, will be distributed 50% in cash and 50% in phantom shares with a value based off of our common stock, with the number of phantom shares distributed based on the fair market value of our common stock on the date the performance unit award is granted.  The Board may, in its discretion, adjust the operating results to exclude one-time, non-operating items that may occur during the performance period from the computation of basic earnings per share.

Perquisites.  We generally offer a very limited range of perquisites, absent special circumstances.

Retirement Plans.  Our named executive officers participate in our 401(k) plan, which we refer to as the "Employees Investment Plan" in the same manner as our other employees.  Our plan is open to substantially all of our full-time employees.  Eligible employees may contribute up to 35% of their annual compensation, subject to Internal Revenue Service limits, to a 401(k) plan on a pre-tax basis or a Roth 401(k) plan on an after-tax basis.  In accordance with the Safe Harbor 401(k) plan, and upon completion of one year of service, we match 100% of employee contributions up to 3% of compensation and 50% of employee contributions between 3% and 5% of compensation.  The Employees Investment Plan allows participants to direct the investment of both employee and matching employer contributions from a variety of investment alternatives, one of which is our common stock.

Employment, Severance and Change of Control Agreements.  In April 2010, the Company, on the recommendation of the Board and Compensation Committee, entered into two separate agreements with our President and Chief Executive Officer.  The first agreement is a severance agreement, which generally provides that, if Mr. McGeachy's employment is terminated without "cause" (as defined in the severance agreement), he will be entitled to certain benefits.  These benefits include:

●	payment of his annual bonus for the fiscal year, pro-rated to the termination date, at the actual level of performance for the year of termination;
●	payment of his base compensation for a period of twenty-four months from the effective date of termination;
●	payment of an amount equal to two times his target annual bonus for the fiscal year in which the termination occurs;
●	vesting of performance units as if he had experienced a termination of service due to retirement;
●	outplacement assistance benefits up to a maximum of $15,000;
●
continued coverage (for Mr. McGeachy and his qualified beneficiaries) under the Company's group health plan for a period of twenty-four months (unless Mr. McGeachy is eligible to receive coverage under another employer-provided group health plan); and

●
continued coverage under the Company's life insurance plans for a period of twenty-four months (unless Mr. McGeachy is eligible to receive coverage under another employer-provided life insurance plan).

The severance agreement contains certain restrictive covenants which, if Mr. McGeachy were to receive severance payments, prohibit him from soliciting Company employees during such severance period and prohibit him from competing with the Company for the one-year period following termination of employment.  The receipt of any severance payments would be conditioned on the execution and receipt of a mutual release between the Company and Mr. McGeachy.

In addition, in April 2010 we entered into a separate change of control agreement with Mr. McGeachy.  If a change of control occurs, the benefits provided for under the severance agreement would be replaced by those in the change of control agreement.  The term of the agreement provides for an initial term to June 30, 2011 and automatic one-year extensions following such date.  The purpose of the change of control agreement is to ensure an orderly transition of leadership in the event of a change of control of the Company and to ensure Mr. McGeachy would not be influenced by his personal situation and would be able to be objective in evaluating any potential change of control transaction.

If, within two years after a change of control occurred, Mr. McGeachy's employment was terminated, other than as a result of permanent disability or for cause, or he terminated his employment as a result of certain events, he would be entitled to certain benefits.  These benefits would include: (1) Mr. McGeachy's then current base salary through the termination date, any accrued vacation pay and his annual bonus for the then current fiscal year, pro-rated to his termination date, based on the actual level of performance; (2) a lump sum payment equal to two times the sum of his then current base salary plus his target annual bonus for the fiscal year in which his termination occurs; (3) all equity grants of the Company held by Mr. McGeachy would become immediately exercisable, all restrictions thereon would lapse and any equity securities would be fully vested; (4) for the two-year period following termination, Mr. McGeachy and his eligible dependents would continue to receive health care and life insurance coverage, as applicable, provided that such health care benefits will terminate if Mr. McGeachy becomes employed with another employer and is eligible to receive health care coverage under another employer-provided plan; and (5) up to $15,000 in outplacement assistance.  The Company's obligation to make any payments is conditioned on the receipt of a full release from Mr. McGeachy.  All potential payments under the change of control agreement are subject to potential reduction if they would exceed 299% of Mr. McGeachy's "base amount" (as that term is defined in Section 280G of the Internal Revenue Code).

In addition to the agreements with Mr. McGeachy, in February 2012, the Company entered into severance agreements with each of Mr. McCarten and Mr. Talley.  Under the terms of these agreements, such executives will be entitled to an amount equal to nine months of their annual base compensation if the Company involuntarily terminates their employment without “cause”.  This amount would be paid monthly in accordance with the Company’s regular payroll practices.

In addition, if upon or within one year following the occurrence of a change of control of the Company the Company involuntarily terminates the executive’s employment without cause or the executive voluntarily terminates employment for “good reason”, the executive would be entitled to an amount equal to nine months of his or her annual base compensation plus a pro-rated portion of any incentive compensation, based on actual performance through the termination date, for the portion of the fiscal year prior to the termination date.

For purposes of the severance agreements, “cause” generally includes the executive’s willful misconduct, malfeasance, negligence in the performance or intentional nonperformance of material duties and responsibilities, dishonesty or fraud with respect to the business, reputation or affairs of the Company, misappropriation or embezzlement of funds, conviction of a felony crime or violation of any statutory or common law duty of loyalty to the Company.  “Good reason” generally means a material diminution in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the executive’s position, a material diminution in base pay, the requirement to relocate more than 50 miles from the executive’s current principal place of work, or the material breach of the severance agreement by the Company.  Each of the severance agreements also contain standard terms, including confidentiality and non-solicitation provisions.  Any payments under the severance agreements are contingent upon the executive signing a general release with respect to the Company.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2012

The following table sets forth certain information concerning outstanding stock options and stock awards, including unvested restricted stock and performance units, at fiscal year-end 2012 for each named executive officer, based on the closing price of our common stock of $1.44 on June 29, 2012.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Number of Shares or Units of	Market Value of Shares or Units of	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock That Have Not Vested (Restricted Stock) (#)	Stock That Have Not Vested (Restricted Stock) ($)	Rights That Have Not Vested (Performance Units) (#)(1)	Other Rights That Have Not Vested (Performance Units) ($)(2)
N. Roderick McGeachy, III	30,000	0	$5.31	10/01/18	N/A	N/A	175,000	$151,297

Robert J. McCarten	8,467	0	$12.33	7/1/13 – 7/1/15	N/A	N/A	50,000	$43,228

Hilda McDuff(3)	0	0	N/A	N/A	N/A	N/A	50,000	$43,228
__________________

(1)
The amounts shown represent outstanding performance units, which vest at the end of the applicable three-year performance cycle and are payable 50% in cash and 50% in shares of our common stock; provided that a portion of these performance units consist of phantom units that vest at the end of our 2013 fiscal year and are expected to be paid in cash but, at the discretion of the Board of Directors, may be satisfied in shares of our common stock.  The number of shares issuable under such performance unit awards is based on the fair market value of our common stock on the date of grant.  The table below sets forth the (a) vesting dates of outstanding performance unit awards; (b) the performance assumptions used to calculate the number of unvested performance units; (c) the grant date fair market value of our common stock on the date of grant; and (d) the number of shares of our common stock issuable upon vesting based on such performance assumptions; provided that certain of these performance units consist phantom units that vest at the end of our 2013 fiscal year and, at the discretion of our Board of Directors, may be satisfied in shares of our common stock but are expected to be paid in cash.  The amounts shown may not be indicative of the actual number of performance units that will vest at the end of the applicable performance cycle.

Name	Number of Performance Units	Vesting Date	Performance Assumption	Grant Date Fair Market Value Per Share	Number of Shares of Common Stock Issuable
N. Roderick McGeachy, III	175,000	6/30/13	Threshold	$1.975	44,304*
	0	6/30/13	Below Threshold	$3.765	0
	175,000				44,304
Robert J. McCarten	50,000	6/30/13	Threshold	$1.975	12,658*
	0	6/30/13	Below Threshold	$3.765	0
	50,000				12,658
Hilda McDuff	50,000	6/30/13	Threshold	$1.975	12,658*
	0	6/30/13	Below Threshold	$3.765	0
	50,000				12,658

* At the discretion of our Board of Directors, shares of common stock may be issuable but these performance units are expected to be satisfied in cash.

(2)
The amounts shown represent the aggregate market value of the shares of our common stock issuable plus the cash payable upon vesting of outstanding performance units based on the performance assumptions set forth above.

(3)
As disclosed in our Current Report on Form 8-K, filed with the SEC on August 24, 2012, on August 20, 2012, Ms. McDuff submitted her resignation as an officer and employee of the Company, effective August 31, 2012.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

 Employment, Severance and Change of Control Agreements

As discussed above, except for the severance and change of control agreements with Mr. McGeachy, we do not maintain any employment, severance or change of control agreements with any other executive officers.  Information regarding potential payments upon termination or a change of control under these agreements can be found under "Executive Compensation - Philosophy and Elements of Our Compensation Program - Employment, Severance and Change of Control Agreements."

 Equity Benefit Plans

In addition to the severance and change of control agreements with Mr. McGeachy (and with respect to Mr. McGeachy, subject to the terms of such agreements), our Omnibus Plan and the agreements governing the awards outstanding thereunder as of June 30, 2012 generally provide the benefits described below in the event of an executive officer's termination of employment with our Company under specified circumstances, including a change of control.

	Restricted Stock Awards	Stock Options	Performance Units

Voluntary Termination	All unvested shares are forfeited	Stock options expire three months following termination or 10 years from the date of grant, whichever occurs first; no acceleration of vesting	Award is forfeited

For Cause Termination	All unvested shares are forfeited	Stock options expire immediately	Award is forfeited

Retirement	All unvested shares are forfeited	In our Company's discretion, stock options become immediately exercisable for a period of 36 months from the date of retirement or 10 years from the date of grant, whichever occurs first	Award vests at end of performance cycle, prorated based on length of employment during performance cycle

Involuntary – Not for Cause Termination	All unvested shares are forfeited	Stock options expire three months following termination or 10 years from the date of grant, whichever occurs first; no acceleration of vesting	Award is forfeited

	Restricted Stock Awards	Stock Options	Performance Units

Death or Permanent Disability	All unvested shares are forfeited
Stock options become immediately exercisable for (1) in the case of death, a period of 12 months and, in the case of disability, a period of 36 months, or (2) 10 years from the date of grant, whichever occurs first
Award vests at end of performance cycle, prorated based on length of employment during performance cycle

Change of Control	All restrictions automatically expire	Stock options become immediately exercisable for a period of 60 days following the date of the change of control	100% of the performance units granted vest immediately

A change of control generally includes, among other events, a merger or consolidation of our Company under specified circumstances; a transfer (other than a transfer by way of pledge) of all or substantially all of our assets; the approval by our stockholders of a plan for liquidation or dissolution of our Company; certain changes in the composition of our Board of Directors; the acquisition of beneficial ownership of 20% or more of the voting power of our Company under certain circumstances; and certain bankruptcy proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

 Stock Ownership of Five Percent or Greater Stockholders

Unless otherwise indicated, the following table sets forth information as of September 6, 2012, with respect to the shares of our common stock beneficially owned by each person known to us to be the beneficial owner of more than 5% of our common stock.  As of September 6, 2012, 7,129,715 shares of our common stock were issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Ownership

Piper Jaffray Companies 800 Nicollet Mall Suite 800 Minneapolis, Minnesota 55402	435,939(2)	6.11%

Aegis Financial Corporation Scott L. Barbee 1100 North Glebe Road Suite 1040 Arlington, Virginia 22201	393,018(3)	5.51%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	491,618(4)	6.89%

J.S.B. Jenkins 5101 Forest Lake Ct. Arlington, Texas 76017	603,976(5)	8.47%

Chiang Chih-Chiang Flat A 14, 4/F., Proficient Ind. Centre 6 Wang Kwun Rd., Kowloon Bay Kowloon Hong Kong	719,105(6)	10.08%

Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403	538,097(7)	7.54%

Wapiti Capital Partners, L.P. 1 Stirrup Drive Old Brookville, New York	358,675(8)	5.03%
__________________

(1)
Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (a) voting power with respect to such shares, including the power to vote or to direct the voting of such shares; or (b) investment power with respect to such shares, including the power to dispose or to direct the disposition of such shares.  In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days.

(2)	Based on a Schedule 13G filed on February 14, 2012.
(3)	Based on a Schedule 13G/A filed on February 14, 2012.
(4)	Based on a Schedule 13G/A filed on February 14, 2012.
(5)	Includes 603,976 shares held of record but does not include 47,119 shares held by certain irrevocable family trusts in which Mr. Jenkins has no beneficial interest.

(6)	Based on a Schedule 13G/A filed on April 19, 2012.
(7)	Based on a Schedule 13G/A filed on February 9, 2012.
(8)	Based on a Schedule 13D filed on March 27, 2012.

 Stock Ownership of Our Directors and Executive Officers

Unless otherwise indicated, the following table sets forth information as of September 6, 2012, with respect to the shares of our common stock beneficially owned by each of our directors, our named executive officers, and our directors, named executive officers and other executive officers as a group.  As of September 6, 2012, 7,129,715 shares of our common stock were issued and outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Ownership
Roger R. Hemminghaus	80,230(2)	1.12%
Colombe M. Nicholas	51,693(3)	*
Lisbeth R. McNabb	12,060	*
William D. Summitt	200,812(4)	2.82%
N. Roderick McGeachy, III	92,257(5)	1.29%
Robert J. McCarten	31,043(6)	*
Chuck Talley	53,287(7)	*
All directors, named executive officers and other executive officers as a group (7 persons)	521,382(8)	7.23%
__________________

*	Represents less than 1%.
(1)
Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (a) voting power with respect to such shares, including the power to vote or to direct the voting of such shares; or (b) investment power with respect to such shares, including the power to dispose or to direct the disposition of such shares.  In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days.  Directors and officers have sole voting and investment power with respect to the shares shown unless otherwise indicated below.

(2)
Includes 46,483 shares held of record, 7,800 shares subject to stock options exercisable within 60 days and 25,947 shares attributable to ownership of phantom stock units held under our 1995 Stock Deferral Plan for Non-Employee Directors.

(3)	Includes 43,893 shares held of record and 7,800 shares subject to stock options exercisable within 60 days.
(4)
Includes 67,128 shares held of record and 133,684 shares held by Golconda Capital Portfolio, L.P.  Mr. Summitt is the Managing Member of Golconda Capital Management, LLC, the general partner of Golconda Capital Portfolio, L.P.

(5)	Includes 59,025 shares held of record, 30,000 shares subject to stock options exercisable within 60 days and approximately 3,232 shares held indirectly through our 401(k) plan.
(6)	Includes 22,576 shares held of record and 8,467 shares subject to stock options exercisable within 60 days.
(7)	Includes 24,659 shares held directly, 22,592 shares held by his spouse or spouse’s retirement plan and approximately 6,036 shares held indirectly through our 401(k) plan.
(8)
Includes 432,100 shares held of record, 54,067 shares subject to stock options exercisable within 60 days, approximately 9,268 shares held indirectly through our 401(k) Plan, and 25,947 shares attributable to phantom stock units held under our 1995 Stock Deferral Plan for Non-Employee Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file reports with the SEC.  These persons must file initial reports of ownership on Form 3 as well as reports of changes in ownership of common stock and other equity securities of our Company on Forms 4 and 5.  Executive officers, directors and greater than 10% stockholders are required by federal regulations to provide us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of reports made available to us and/or written representations that no other reports are required, to our knowledge, our executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2012.  It appears that Chiang Chih-Chiang, a greater than 10% stockholder, based off of his Schedule 13G/A filing, has not filed a Form 3.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for preparing the Company's financial statements and the Company's reporting process, including the system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended June 30, 2012 with management.  This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with representatives of the independent auditor, which is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

In addition, the Audit Committee has discussed with representatives of the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).  The Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board (United States) regarding the independent auditor's communications with the Audit Committee concerning independence.  The Audit Committee has discussed with the representatives of the independent auditor their independence from the Company and management.  The Audit Committee also considers whether the independent auditor's provision of non-audit services to the Company, if any, is compatible with the auditor's independence.

The Audit Committee discussed with representatives of the Company's independent auditor the overall scope and plans for the audit, including deliverables and timing.  The Audit Committee meets with the representatives of the independent auditor, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.  During fiscal 2012, the Audit Committee also met with the Company's personnel responsible for the internal audit function from time to time, with and without management present, to discuss the results and other aspects of the internal audit function.  The Audit Committee held seven meetings during fiscal 2012.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect to auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Company's independent auditor.  Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditor is in fact "independent."

Based on the Company's discussions with management, including those responsible for the Company's internal audit function, and representatives of the Company's independent auditor, and in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, inclusion of the audited consolidated financial statements of the Company in the Company's Annual Report on Form 10-K for the year ended June 30, 2012, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

ROGER R. HEMMINGHAUS LISBETH R. MCNABB WILLIAM D. SUMMITT

TANDY

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 16, 2012.

Vote by Internet

- Go to **www.investorvote.com/TBAC**
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Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the election of the nominees listed below as directors, FOR the proposal to ratify the appointment of the independent auditor, FOR the approval and adoption of the 2012 Omnibus Plan, and otherwise at the discretion of the proxies.

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1. To elect five directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Mr. Roger R. Hemminghaus	☐	☐	02 - Mr. N. Roderick McGeachy, III	☐	☐	03 - Ms. Lisbeth R. McNabb	☐	☐
04 - Ms. Colombe M. Nicholas	☐	☐	05 - Mr. William D. Summitt	☐	☐			

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as independent auditor for fiscal 2013.	☐	☐	☐	3. To approve and adopt the 2012 Omnibus Plan.	☐	☐	☐

4. In their discretion upon such other matters as properly come before the meeting.

B Non-Voting Items

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Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01IMLB

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The Notice of Annual Meeting, Proxy Statement and Annual Report are available at: http://proxy.tandybrands.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TANDY

Proxy — Tandy Brands Accessories, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned security holder of Tandy Brands Accessories, Inc., a Delaware corporation, hereby appoints W. Mike Baggett and Chuck Talley, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held on Tuesday, October 16, 2012, at 9:00 A.M., local time, at the Company's Headquarters located at 3631 West Davis Street, Suite A, Dallas, Texas 75211, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The securities represented by this Proxy will be voted as specified on the reverse side, but if no specification is made, the Proxies named on the reverse side intend to vote the securities at their discretion FOR the election of the nominees listed in the Proxy Statement for the Annual Meeting, FOR the proposal to ratify the appointment of the independent auditor, FOR the approval and adoption of the 2012 Omnibus Plan, and otherwise at the discretion of the proxies.

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Appendix A

TANDY BRANDS ACCESSORIES, INC.
2012 OMNIBUS PLAN

On August 22, 2012, the Board of Directors of Tandy Brands Accessories, Inc. adopted, subject to shareholder approval, the Tandy Brands Accessories, Inc. 2012 Omnibus Plan, which is an amendment and restatement of the Tandy Brands Accessories, Inc. 2002 Omnibus Plan, the terms of which are as follows:

SECTION 1
PURPOSE OF THIS PLAN

1.1 Eligible Award Recipients.  The persons eligible to receive Awards under the Tandy Brands Accessories, Inc. 2012 Omnibus Plan (the “Plan”) are the Employees, Directors and Consultants who are responsible for or contribute to the management, growth and success of Tandy Brands Accessories, Inc. (the “Company”) and its Affiliates.

1.2 General Purpose.  The Company, by means of the Plan, seeks to retain and attract Employees, Directors and Consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such Persons to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company through the granting of the following Awards:  (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Restricted Shares, (iv) Restricted Share Units and (v) Share Appreciation Rights.

SECTION 2
DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below unless the context requires otherwise:

2.1 “Affiliate” means any Parent Corporation or Subsidiary Corporation, whether now existing or hereafter established.

2.2 “Award” shall mean the grant under this Plan of a Stock Option, a Restricted Share, a Restricted Share Unit or a Share Appreciation Right.

2.3 “Award Agreement” shall mean the written agreement evidencing the terms and conditions of a grant of one or more Awards under this Plan to an Eligible Person.  Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.4 “Award Date” shall mean the date on which an Award is granted to an Eligible Person.

2.5 “Award Term” shall mean the maximum period during which a Participant may exercise, purchase, or otherwise benefit from an Award granted under this Plan.

2.6 “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

Appendix A

2.7 “Cause” shall mean (a) Participant’s commission of any action constituting a criminal felony (other than automobile related violations) or other serious crime; (b) Participant’s willful and continued refusal to follow reasonable instructions of the Board which are material to the Company's operations or prospects and only after the Board provides written notice to Participant which identifies with reasonable specificity the manner in which Participant refused to follow such instructions and Participant has been provided a reasonable opportunity to cure such deficiency; or (c) Participant devotion of less than substantially all of his full time during normal business hours to the Company and which is not promptly cured after written notice from the Board to Participant.  If a Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of “Cause,” the definition therein contained shall constitute “Cause” for purposes of this Plan in addition to the above definition. The determination of a Participant’s termination for “Cause” shall be made in the sole and absolute discretion of the Plan Administrator.

2.8 “Change of Control” shall mean the occurrence of any one of the following events:

(a)           any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a consolidation, merger or Share exchange of the Company in which the holders of Shares immediately prior to such transaction have the same proportionate ownership of shares of the surviving corporation immediately after such transaction;

(b)           any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company;

(c)           the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)           the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "Continuing Directors") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved;

(e)           the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 20% of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such

Appendix A

capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or

(f)           in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

The determination of whether a Change of Control has occurred shall be made by the Board, in its sole and absolute discretion.  Notwithstanding the foregoing, with respect to a Section 409A Award that provides for payment upon a Change of Control, the definition of Change of Control shall have the meaning ascribed above, except to the extent such event would not constitute a permissible distribution event under Section 409A(a)(2)(A)(v) of the Code.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation) and applicable guidance published in the Federal Register.

2.10 “Committee” shall mean the Compensation Committee of the Board; provided, however, that in the event the Compensation Committee is not comprised solely of Outside Directors, then, with respect to any Performance-Based Award granted under this Plan to a Covered Employee, the Committee shall mean the two or more Outside Directors appointed by the Board to administer the Plan with respect to such Award.

2.11 “Common Stock” shall mean the authorized common stock of the Company, no par value, as may be adjusted by the Board from time to time.  Any adjustment to the par value of the Common Stock shall be incorporated herein without any need to otherwise amend the Plan.

2.12 “Company” shall mean Tandy Brands Accessories, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

2.13 “Consultant” shall mean any Person, including an advisor, (i) engaged by the Company or any Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or any Affiliate pursuant to a written agreement; or (ii) who is a member of the board of directors of any Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their service as a Director or Directors who are merely paid a director’s fee by the Company for their service as a Director.

2.14 “Continuous Service” means that Participant’s service with the Company or any Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Participant renders service to the Company or any Affiliate as an Employee, Consultant or Director or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.  Notwithstanding

Appendix A

the foregoing, with respect to an Incentive Stock Option, an Employee’s Continuous Service shall be deemed to have terminated in the event of a change in capacity from an Employee to a Consultant or non-employee Director.  The Plan Administrator will determine, in its sole and absolute discretion, whether Continuous Service will be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

2.15 “Covered Employee” shall mean the chief executive officer and the four (4) other highest compensated officers (other than the chief executive officer) of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.16 “Director” shall mean a member of the Board, whether an Employee, former Employee, Outside Director or other non-Employee member.

2.17 “Disability” shall mean Participant’s eligibility for long-term disability benefits under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence, that Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Plan Administrator; provided that, with respect to any Incentive Stock Option, Disability shall have the meaning given it under Section 22(e)(3) of the Code  and, with respect to any Section 409A Award that provides for payment upon Participant’s Disability, Disability shall have the meaning ascribed generally above except to the extent such event would not constitute a permissible distribution event under Section 409A(a)(2)(A)(ii) of the Code.

2.18 “Effective Date” shall mean the date on which the Plan is approved by the shareholders of the Company.

2.19 “Eligible Person” shall mean an Employee, Consultant or Director eligible to receive an Award under Section 5 of this Plan.

2.20 “Employee” shall mean, for purposes of this Plan, a common-law employee of the Company or any Affiliate.  Mere service as a Director or payment of a director’s fee by the Company or any Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time (or any successor to such legislation).

2.22 “Exercise Agreement” shall mean the written agreement of Participant to exercise rights provided under the applicable Award Agreement.

2.23 “Exercise Date” shall mean the date set forth in the Exercise Agreement (which shall be at least three (3) days after the date of such agreement) on which Participant exercises rights provided under the applicable Award Agreement.

Appendix A

2.24 “Exercise Price” shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon exercise of an Award.

2.25 “Expiration Date” shall mean the date that is ten (10) years from the Effective Date (or, in the event the Plan is subsequently amended to make any change described in clause (ii) of subsection 14.1, the date on which such amendment is approved by the shareholders of the Company).

2.26 “Fair Market Value” shall mean, with respect to each Share,

(a)           If the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market, the average of the high and low sales price for such Shares as quoted on such exchange or system for the date of determination (or if no sale shall have been made on that date, the next preceding day on which there was a sale of Common Stock), as reported in The Wall Street Journal or such other source as the Plan Administrator, in its sole and absolute discretion deems reliable;

(b)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination; or

(c)           In the absence of an established market for the Common Stock, the value established, in good faith, by the Board as of the determination date in accordance with the applicable regulations and guidance promulgated under Code Section 409A (or any successor provision thereto) and published in the Internal Revenue Bulletin.

2.27 “Incentive Stock Option” shall mean any Stock Option to purchase Shares awarded pursuant to Section 6 of this Plan that qualifies as an “incentive stock option” pursuant to Section 422 of the Code (or any successor provision thereto).

2.28 “Non-Qualified Stock Option” shall mean any Stock Option to purchase Shares awarded pursuant to Section 6 of this Plan that does not qualify as an Incentive Stock Option (including, without limitation, any Stock Option to purchase Shares originally designated, or intended to qualify, as an Incentive Stock Option but that does not, for any reason whatsoever, qualify as an Incentive Stock Option).

2.29 “Outside Director” shall have the meaning provided for purposes of Section 162(m) of the Code (or any successor provision thereto).

2.30 “Parent Corporation” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Parent Corporation” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

Appendix A

2.31 “Participant” shall mean any Eligible Person who has been granted and holds an Award granted pursuant to this Plan.

2.32 “Performance-Based Award” shall mean an Award the benefit of which is expected to be paid on account of the attainment (as certified in writing by the Committee) of one or more objective performance goals, which, with respect to Covered Employees, are established by the Committee and approved by the shareholders of the Company in accordance with the requirements prescribed in Section 162(m) of the Code (or any successor provision thereto).

2.33 “Permissible Distribution Event” shall mean, with respect to a Section 409A Award, any of the following: (a) the Participant’s Separation from Service, (b) the Participant’s Disability, (c) the Participant’s death, (d) a date or fixed schedule specified as of the Award Date or (e) a Change of Control.  For purposes of this Plan, a Section 409A Award shall be treated as being paid or settled on a Permissible Distribution Event if such payment or settlement is specified in the Award Agreement to be made upon a date or within a period determined with respect to a Permissible Distribution Event, if permitted by Section 409A of the Code.  Notwithstanding the foregoing, such payment or settlement may be accelerated or delayed to the extent permitted under Section 409A of the Code.

2.34 “Person” shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, estate or other entity or organization.

2.35 “Plan” shall mean the Tandy Brands Accessories, Inc. 2012 Omnibus Plan, as amended from time to time, which is an amendment and restatement of the Prior Plan.

2.36 “Plan Administrator” shall mean the Committee appointed by the Board to administer the Plan pursuant to subsection 3.1 hereof or, if no Committee has been appointed or is then serving, the Board.  The Plan Administrator shall include an authorized delegate thereof, to the extent of such delegated authority.

2.37 “Plan Year” shall mean the period commencing on the first day of the Company’s taxable year and ending on the last day therewith, inclusive of both dates.

2.38 “Prior Plan” shall mean the Tandy Brands Accessories, Inc. 2002 Omnibus Plan, as amended.

2.39 “Purchase Price” shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon grant of an Award of Restricted Shares.

2.40 “Restricted Shares” shall mean any Shares granted pursuant to Section 7 of this Plan that are subject to transferability restrictions and a substantial risk of forfeiture.

2.41 "Restricted Share Units" shall mean any Award granted pursuant to Section 9 of this Plan denominated in Shares and subject to the terms, conditions and restrictions determined by the Plan Administrator and set forth in the applicable Award Agreement.

Appendix A

2.42 “Restriction Period” shall mean the period (not to exceed 10 years) during which Shares issued pursuant to an Award are subject to transferability restrictions and a substantial risk of forfeiture.

2.43 Section 409A Award” shall mean an Award that constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code and does not satisfy an exception therefrom.

2.44 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

2.45 “Share” shall mean a share of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

2.46 “Share Appreciation Right” shall mean any Award granted pursuant to Section 8 of this Plan for the right to receive cash or Shares equal in value to the excess of the Fair Market Value of the aggregate number of Shares subject to such Share Appreciation Right on the Exercise Date over the Fair Market Value of the aggregate number of Shares subject to such Share Appreciation Right on the Award Date.

2.47 “Stock Option” shall mean any Incentive Stock Option or Non-Qualified Stock Option.

2.48 “Subsidiary Corporation” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Subsidiary Corporation” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

2.49 “Ten Percent Shareholder” shall mean an individual who, at the time a Stock Option is granted pursuant to Section 6 hereof, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

2.50 “Termination Date” shall mean the date on which Participant’s Continuous Service with the Company (or any Affiliate) terminates due to death, Disability, voluntary termination, with or without Cause, or otherwise.

SECTION 3
ADMINISTRATION OF THE PLAN

3.1 Administration of Plan.  The Plan shall be administered by the Plan Administrator.  In the event a Committee will serve as Plan Administrator, such Committee shall be comprised of two or more members of the Board.  In the event of a vacancy, the Board shall appoint another of its members to serve.  All members of the Committee will serve at the pleasure of the Board and shall be authorized to act with respect to all matters relating to the

Appendix A

administration of the Plan.  The Committee will act by a majority of its members (or by unanimous vote if the Committee is comprised of two (2) members).  To the extent a Committee appointed hereunder shall cease or no longer be authorized to act hereunder, the functions delegated to the Committee shall revert to the Board.

3.2 Powers of the Plan Administrator.  The Plan Administrator shall have the power, in its sole and absolute discretion, but subject to and within the limitations of, the express provisions of the Plan:

(a)           To determine from time to time which Eligible Persons shall be granted Awards under the Plan, provided that any Award granted to a member of the Committee shall be subject to the approval or ratification of the Board;

(b)           To determine when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when an Award may be exercised; the number of Shares with respect to which an Award shall be granted to each such Person; the Exercise Price or the Purchase Price for Shares under an Award; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award and any restrictions on Shares acquired pursuant to an Award; and any other terms and conditions of an Award that the Plan Administrator deems appropriate and as are not inconsistent with the terms of the Plan;

(c)           To determine whether, to what extent, and under what circumstances, to allow alternative payment options to exercise Awards, or pay withholding taxes imposed upon the grant, exercise or vesting of any Award, and the terms and conditions of such payment options;

(d)           To rely upon employees of the Company for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Plan;

(e)           To accelerate or defer (with the consent of the subject Participant) the vesting of any rights under an Award;

(f)           To establish, amend and revoke such rules and regulations as it may deem appropriate for the conduct of meetings and the proper administration of the Plan;

(g)           To delegate to one or more Persons the right to act on its behalf in such matters as authorized by the Plan Administrator, subject to the limitations prescribed under Section 15.13 hereof;

(h)           To construe and interpret the Plan and Award Agreements issued hereunder;

(i)           To amend the Plan or an Award Agreement to the extent permitted under Section 14 hereof; and

Appendix A

(j)           To take any and all other actions that are deemed necessary or advisable by the Plan Administrator for the administration of the Plan.

3.3 Effect of Plan Administrator’s Decision.  All determinations, interpretations and constructions made by the Plan Administrator in good faith shall not be subject to review by any Person and shall be final, binding and conclusive on all Persons. Any member of the Committee or the Board acting as Plan Administrator, and any officer or Employee of the Company or any Affiliate acting at the direction of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent provided in subsection 15.6 hereof, be fully indemnified by the Company with respect to any such action or determination.

SECTION 4
SHARES SUBJECT TO PLAN AND RELATED ADJUSTMENTS

4.1 Share Reserve. Immediately prior to the Effective Date, the Company had reserved a total of 736,326 Shares to be issued with respect to awards previously granted or to be granted under the Prior Plan as follows: (i) stock options to purchase 127,415 Shares were outstanding as of such date and (ii) 608,911 Shares remained available for issuance with respect to future awards under the Prior Plan as of such date.  Subject to the ratification of the Company’s shareholders at the 2012 Annual Meeting, and except as otherwise provided in this Section 4, the reserve under this Plan shall equal (A) as of the expiration date of the Prior Plan, the remaining Share reserve under the Prior Plan of 608,911 plus (B) the Shares attributable to issued and outstanding awards under the Prior Plan that are forfeited or expire following the Effective Date.  Accordingly, except as otherwise provided in this Section 4, the maximum number of Shares that may be issued under this Plan in any event shall be 736,326 Shares.  All Shares in the Plan’s reserve may be issued as Incentive Stock Options. The Shares issued pursuant to this Plan may be authorized but unissued Shares or may be Shares acquired by the Company, including shares purchased by the Company on the open market for purposes of the Plan.

4.2 Maximum Award to Eligible Person.  The maximum number of Shares with respect to which Awards may be granted to an Eligible Person during any Plan Year shall not exceed 100,000.  For purposes of this subsection 4.2, an Award that has been granted to an Eligible Person during the Plan Year, but which is subsequently forfeited or otherwise cancelled will be counted against the maximum number of Shares with respect to which Awards may be granted to such Eligible Person.

4.3 Forfeiture or Expiration of Award. To the extent that any Award granted pursuant to this Plan or any award granted pursuant to a Prior Plan shall, on and after the Effective Date hereof, be forfeited or expire, in whole or in part, then the number of Shares subject to the Plan, as provided in subsection 4.1, shall be increased by the portion of such awards so forfeited or expired and the Shares attributable to such Awards may again be awarded pursuant to the provisions of this Plan.

4.4 Payment in Shares.  If Shares are permitted to be delivered to the Company in full or partial payment of the Exercise Price or the applicable withholding taxes imposed on any Award granted pursuant to this Plan or any award granted pursuant to a Prior Plan, as the case

Appendix A

may be, then the number of Shares available for future Awards granted pursuant to this Plan shall be reduced by the net number of Shares issued.

4.5 Repurchases of Shares.  If Shares issued in connection with any Award granted pursuant to this Plan, or any award granted pursuant to a Prior Plan, shall, on and after the Effective Date, be repurchased by the Company, in whole or in part, then the number of Shares subject to the Plan pursuant to subsection 4.1 shall be increased by the portion of the Shares repurchased by the Company and such repurchased Shares may again be awarded pursuant to the provisions of this Plan.

4.6 Record of Share Ownership.  Prior to the issuance of Common Stock hereunder, whether upon grant, exercise, or purchase under the applicable Award, Participant shall submit the consideration, if any, required under the applicable Award Agreement; payment or other provision for any applicable tax withholding obligations; and all documents to be executed and delivered by Participant in accordance with the provisions of this Plan and the applicable Award Agreement or as may otherwise be required by the Company or the Plan Administrator, including, without limitation, with respect to Restricted Shares, a stock power, endorsed in blank, relating to the Shares covered by such Award.  The Company will evidence the issuance of Shares hereunder by any means appropriate, including, without limitation, book-entry registration or issuance of a duly executed Share certificate in the name of Participant, provided that stock certificates evidencing Restricted Shares granted pursuant to this Plan shall be held in the custody of the Company or its duly authorized delegate until the restrictions thereon have lapsed. If certificates are issued, a separate certificate or certificates will be issued for Shares issued in connection with each type of Award granted to Participant and, to the extent applicable, shall include a legend giving appropriate notice of the restrictions on the Shares.

SECTION 5
ELIGIBILITY

5.1 Persons Eligible to Participate.  The Plan Administrator shall determine, within the limitations of the Plan, the Employees, Consultants and Directors to whom Awards are to be granted.  In making the determination of whether to grant an Award to an Employee, Consultant, or Director, as well as the determination of the type of Award and terms of such Award, the Plan Administrator may consider such factors as the Plan Administrator, in its sole and absolute discretion may deem relevant in connection with the purposes of this Plan.

5.2 Evidence of Participation.  Each Award granted to an Eligible Person shall be evidenced by an Award Agreement, in such form as prescribed by the Plan Administrator and containing such terms and provisions as are not inconsistent with this Plan.  The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of the terms of the Plan.Each Award will be deemed to have been granted as of the date on which the Plan Administrator has completed the action declaring the Award, which date shall be specified by the Plan Administrator in the applicable Award Agreement, notwithstanding any delay which may elapse in executing and delivering such Award Agreement.

SECTION 6
STOCK OPTIONS

Appendix A

6.1 Grant of Stock Options. The Plan Administrator may, in its sole and absolute discretion, grant Stock Options, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person.  Each Eligible Person so selected shall be offered a Stock Option to purchase the number of Shares determined by the Plan Administrator and set forth in an Award Agreement. The Plan Administrator shall specify in the Award Agreement the number of Shares subject to the Award, whether such Stock Option is an Incentive Stock Option or Non-Qualified Stock Option, and such other terms or conditions as the Plan Administrator shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Plan, including the Restriction Period, if any, applicable to Shares issued upon exercise of the Award and whether the Award is a Performance-Based Award.

6.2 Award Term.  No Stock Option shall be exercisable after the expiration of the Award Term determined by the Plan Administrator and set out in Participant’s Award Agreement.  Notwithstanding any provision to the contrary, the Award Term of any Stock Option granted under this Plan shall not exceed ten (10) years from the Award Date or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Award Date.

6.3 Exercise Price.  The Exercise Price of each Stock Option granted under this Section 6 shall be established by the Plan Administrator as of the Award Date.  Notwithstanding the foregoing, the Exercise Price of any Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Award Date (or if greater, the par value of such Common Stock) or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the Fair Market Value of a Share on the Award Date.

6.4 Vesting of Stock Options.  Except as may otherwise be provided in an Award Agreement, each Stock Option granted pursuant to this Plan may only be exercised to the extent that Participant is vested in such Stock Option.  Subject to Section 13.2, each Stock Option shall vest separately in accordance with the vesting schedule determined by the Plan Administrator and set out in the applicable Award Agreement. Notwithstanding the foregoing, the Plan Administrator may accelerate the vesting schedule of any outstanding Stock Option to the extent the Plan Administrator determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

6.5 Time and Manner of Exercise. Except to the extent otherwise provided in the applicable Award Agreement, each Stock Option may be exercised, in whole or in part, by submitting to the Plan Administrator an Exercise Agreement in the form prescribed by the Plan Administrator and duly executed by Participant (or, following Participant’s Disability or death, his legal representative, estate or heirs, as the case may be) setting forth the number of Shares of Common Stock with respect to which the Stock Option is to be exercised and the Exercise Date.  Except as otherwise provided in the applicable Award Agreement, the Exercise Price and applicable tax withholding shall be paid in full at the time of exercise in a manner permitted under Section 11 herein.

(a)           Voluntary Termination of Service.  Unless otherwise provided in the applicable Award Agreement, in the event the Continuous Service of a Participant terminates (other than upon such Participant’s death or Disability, or for Cause), such Participant may thereafter exercise the vested portion of his Stock Option (to the extent that such Participant was entitled to exercise such Stock Option as of the Termination

Appendix A

Date) but only within such period of time ending on the earlier of (i) the date ninety (90) days following such Participant’s Termination Date or (ii) the expiration of the Award Term under subsection 6.2.  If, after termination, such Participant does not exercise Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(b)           Death of Participant.  Unless otherwise provided in the applicable Award Agreement, in the event the Continuous Service of a Participant terminates by reason of such Participant’s death (or in the event such Participant dies within ninety (90) days following such Participant’s Termination Date), such Participant’s estate or heirs may thereafter exercise such Participant’s Stock Option (to the extent that such Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of such Participant’s Termination Date or (ii) the expiration of the Award Term under subsection 6.2.  If, after Participant’s death, Participant’s estate or heirs have not exercised Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(c)           Disability of Participant.  Unless otherwise provided in the applicable Award Agreement, in the event the Continuous Service of a Participant terminates by reason of such Participant’s Disability, such Participant, or his legal representative, may thereafter exercise Participant’s Stock Option (to the extent that such Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of such Participant’s Termination Date or (ii) the expiration of the Award Term under subsection 6.2.  If, after termination, such Participant or his legal representative has not exercised Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(d)           Termination For Cause.  Unless otherwise provided in the applicable Award Agreement, in the event the Continuous Service of a Participant terminates for Cause, all Stock Options held by such Participant, whether or not vested, shall immediately terminate and will no longer be exercisable.

(e)           Discretion of Plan Administrator.  The Plan Administrator shall have the sole discretion, exercisable at any time, to extend the time during which a Stock Option is to remain exercisable following Participant’s Termination Date from the period otherwise in effect for that Stock Option and set forth in the Award Agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that the period in which the Stock Option is exercisable shall not be extended to a date beyond the later of: (i) the last day of the Award Term and (ii) thirty (30) days following the date on which the exercise of the Stock Option would no longer violate applicable securities laws.  If the Plan Administrator extends the time during which an Incentive Stock Option will remain exercisable, then such extension shall be treated as the grant of a new Stock Option as of the date of the extension.

(f)           Lapsed and Cancelled Stock Options.  Nothing contained in this Plan will be deemed to extend the term of a Stock Option or to revive any Stock Option that has previously lapsed or been cancelled, terminated or surrendered.

Appendix A

6.6 Transferability of Option.

(a)           Rights to Transfer. A Stock Option shall be transferable to the extent provided in the Award Agreement; provided, however, that an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of Participant only by Participant.  If the Award Agreement does not provide for transferability, then the Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of Participant only by Participant.

(b)           Evidence of Rights. The transferee of a Stock Option shall not be permitted to exercise the Stock Option unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

6.7 Qualification of Incentive Stock Options.

(a)           Shareholder Approval of Plan.  To the extent shareholder approval of this Plan is required by Section 422 of the Code, no Eligible Person shall be granted an Incentive Stock Option unless this Plan is approved by the shareholders of the Company within twelve (12) months before or after the Effective Date (or, if applicable, amended by the Board pursuant to clause (ii) of subsection 14.1).

(b)           Fair Market Value Restrictions.  To the extent that the aggregate Fair Market Value (determined on the Award Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), such Participant’s Stock Options, or portions thereof, that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(c)           Termination of Authority to Issue Incentive Stock Options.  Notwithstanding any provision of this Plan to the contrary, no Incentive Stock Option shall be granted to any Employee after the Expiration Date.

(d)           Qualification of Incentive Stock Option.  To the extent that a Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Company to timely approve the Plan, or the time or manner of its exercise or otherwise) such Stock Option or the portion thereof that does not qualify as an Incentive Stock Option shall be deemed to constitute a Non-Qualified Stock Option under this Plan.

(e)           Failure to Qualify.  Notwithstanding any provision herein to the contrary, none of the Plan Administrator, the Company, any Affiliates, or the directors, officers or employees of the foregoing, shall have any liability to any Participant or any other Person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time.

Appendix A

SECTION 7
RESTRICTED SHARES

7.1 Grants of Restricted Shares. The Plan Administrator may, in its sole and absolute discretion, grant Restricted Shares, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person.  Each Eligible Person granted Restricted Shares shall execute an Award Agreement, which shall specify the number of Shares subject to the Award and such other terms or conditions as the Plan Administrator shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Plan, including the Purchase Price, if any, the Restriction Period of the Shares issued under the Award and whether the Award is a Performance-Based Award.

7.2 Payment for Restricted Shares.  Upon Participant’s acceptance of an applicable Award Agreement for Restricted Shares, Participant shall pay to the Company the Purchase Price, if any, for the Restricted Shares.  Such Purchase Price may be paid in any manner permitted under Section 11 herein and set forth in the applicable Award Agreement.  The Purchase Price, if any, shall be determined by the Plan Administrator, in its sole and absolute discretion, and set forth in the applicable Award Agreement.

7.3 Terms of Restricted Shares.

(a)           Forfeiture of Restricted Shares.  Subject to subsection 7.3(b) herein, and except as otherwise provided in the applicable Award Agreement, all Restricted Shares shall be forfeited and all rights of Participant with respect to such Restricted Shares shall terminate unless Participant satisfies the requirements of the Award Agreement.

(b)           Waiver of Restriction Period.  Notwithstanding anything contained in this Section 7 to the contrary, the Plan Administrator may, in its sole and absolute discretion, waive the Restriction Period and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or Disability of Participant, or a material change in circumstances arising after the Award Date) and impose such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Plan Administrator shall deem appropriate.

7.4 Transferability of Restricted Shares

(a)           Rights to Transfer. An Award of Restricted Shares shall be transferable to the extent provided in the Award Agreement.  If the Award Agreement does not provide for transferability, then the Restricted Shares shall not be transferable except by will or by the laws of descent and distribution.

(b)           Evidence of Rights. The transferee of an Award of Restricted Shares shall not be evidenced on the books and records of the Company unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

Appendix A

SECTION 8
SHARE APPRECIATION RIGHTS

8.1 Grant of Share Appreciation Rights. The Plan Administrator may, in its sole and absolute discretion, grant Share Appreciation Rights, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person. Each Eligible Person so selected shall be offered a Share Appreciation Right to receive cash or Shares equal in value to the excess of the Fair Market Value of the aggregate number of Shares subject to such Share Appreciation Right on the Exercise Date over the Fair Market Value of the aggregate number of Shares subject to such Share Appreciation Right on the Award Date.  The Plan Administrator shall specify in the Award Agreement the number of Shares subject to the Award and such other terms or conditions as the Plan Administrator shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Plan, including the Restriction Period, if any, applicable to Shares issued upon exercise of the Award and whether the Award is a Performance-Based Award.

8.2 Award Term. No Share Appreciation Right shall be exercisable after the expiration of the Award Term determined by the Plan Administrator, which shall in no event exceed ten (10) years from the Award Date, as set out in Participant’s Award Agreement.

8.3 Exercisability. A Share Appreciation Right may only be exercised in the time and manner determined by the Plan Administrator and set out in the applicable Award Agreement.  Notwithstanding the foregoing, the Plan Administrator may accelerate the time at which any outstanding Share Appreciation Right may be exercised if the Plan Administrator determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

8.4 Time and Manner of Exercise.  Except to the extent otherwise provided in the applicable Award Agreement, each Share Appreciation Right may be exercised, in whole or in part, by submitting to the Plan Administrator an Exercise Agreement in the form prescribed by the Plan Administrator and duly executed by Participant (or, following Participant’s Disability or death, his legal representative, estate or heirs, as the case may be) setting forth the number of Shares of Common Stock with respect to which the Share Appreciation Right is to be exercised and the Exercise Date.  Except as otherwise provided in the Award Agreement, the applicable tax withholding shall be paid in full at the time of exercise in a manner permitted under Section 11 herein, as applicable. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates, Participant (or, following Participant’s Disability or death, his legal representative, estate or heirs, as the case may be) may thereafter exercise his Share Appreciation Right  (to the extent that Participant was entitled to exercise such Share Appreciation Right as of the Termination Date), to the same extent that Participant (or, following Participant’s Disability or death, his legal representative, estate or heirs, as the case may be) would be permitted to exercise a Stock Option following his Termination Date under subsection 6.5 above.

8.5 Transferability.

(a)           Rights to Transfer.  A Share Appreciation Right shall be transferable to the extent provided in the Award Agreement.  If the Award Agreement does not provide for transferability, then the Share Appreciation Right shall not be transferable except by

Appendix A

will or by the laws of descent and distribution and shall be exercisable during the lifetime of Participant only by Participant.

(b)           Evidence of Rights. The transferee of a Share Appreciation Right shall not be permitted to exercise the Share Appreciation Right unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

8.6 Payment of Benefit.  The Share Appreciation Right shall provide that the holder thereof will be paid for the value of the Share Appreciation Right in cash or Shares as set forth in the applicable Award Agreement.

SECTION 9
RESTRICTED SHARE UNITS

9.1 Grant of Restricted Share Units. The Plan Administrator may, in its sole and absolute discretion, grant Restricted Share Units, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person.  Each Eligible Person granted Restricted Share Units shall execute an Award Agreement, which shall specify the number of Shares subject to the Award and such other terms or conditions as the Plan Administrator shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Plan, including the Restriction Period and whether the Award is a Performance-Based Award.  A Restricted Share Unit shall represent an unfunded, unsecured right to receive a number of Shares or cash equal to the Fair Market Value of such Shares, as provided in the Award Agreement.

9.2 Terms of Restricted Share Units.

(a)           Forfeiture of Restricted Share Units.  Subject to subsection 9.2(b) herein, and except as otherwise provided in the applicable Award Agreement, all Restricted Share Units shall be forfeited and returned to the Company and all rights of Participant with respect to such Restricted Share Units shall terminate unless such Participant satisfies the requirements of the Award Agreement.

(b)           Waiver of Restriction Period.  Notwithstanding anything contained in this Section 9 to the contrary, the Plan Administrator may, in its sole and absolute discretion, waive the Restriction Period and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or Disability of Participant, or a material change in circumstances arising after the Award Date) and impose such terms and conditions (including forfeiture of a proportionate number of the Restricted Share Units) as the Plan Administrator shall deem appropriate.

9.3 Settlement.  Unless the Award of Restricted Share Units is a Section 409A Award, the Award shall be settled no later than March 15th of the calendar year following the end of the calendar year in which such Restricted Share Units are no longer subject to a substantial risk of forfeiture (as described under Section 409A of the Code).  Notwithstanding the foregoing, settlement of the Award may occur after such date if (i) it is administratively impracticable to settle a Restricted Share Unit by such date and such impracticability was unforeseeable on the Award Date, provided that settlement occurs as soon as administratively practicable thereafter;

Appendix A

(ii) settlement by such date would jeopardize the ability of the Company to continue as a going concern, provided that settlement occurs as soon as doing so would not have such effect or (iii) the Company reasonably anticipates that the Federal income tax deduction with respect to such payment would not otherwise be permitted under Section 162(m) of the Code,  provided, as of the Award Date, it was reasonable to believe that the Award was not subject to Section 162(m) of the Code and the payment is made as soon as reasonably practicable following the first date on which the Company reasonably anticipates (or should reasonably anticipate) that the Company’s deduction for such payment will not be restricted due to the application of Section 162(m) of the Code.  If the Award is a Section 409A Award, the Award Agreement shall provide that the settlement will be made only upon a Permissible Distribution Event.

9.4 Transferability of Restricted Share Units.

(a)           Rights to Transfer. An Award of Restricted Share Units shall be transferable to the extent provided in the Award Agreement.  If the Award Agreement does not provide for transferability, then the Restricted Share Units shall not be transferable except by will or by the laws of descent and distribution.

(b)           Evidence of Rights. The transferee of an Award of Restricted Share Units shall not be evidenced on the books and records of the Company unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

SECTION 10
SHAREHOLDER RIGHTS

Except to the extent otherwise provided in the applicable Award Agreement, no Person shall have any rights as a shareholder of the Company with respect to any Shares of Common Stock subject to an Award unless and until such Person becomes the holder of record of such Shares pursuant to subsection 4.6 hereof, and except as otherwise permitted by subsection 13.1, no adjustment will be made for dividends in respect of such Shares for which the record date is prior to the date on which such Person has become the holder of record.  For these purposes, a Participant who receives a grant of Restricted Shares shall become a holder of record as of the Award Date or, if later, the date on which the applicable Purchase Price is paid, and shall thereafter be entitled to the voting and dividend rights appurtenant to such Shares.

SECTION 11
PAYMENTS UNDER AWARDS

11.1 Consideration for Shares.  Except as otherwise provided in this Plan, consideration for Shares purchased under Awards may be submitted only in such amounts and at such intervals of time as specified in the applicable Award Agreement:

(a)           by payment to the Company of the amount of such consideration by cash, money order, wire transfer, certified check or bank draft;

(b)           by execution of a promissory note, to be submitted with a stock power, endorsed in blank relating to the Shares held as collateral for such note;

Appendix A

(c)           by “cashless exercise”, pursuant to which the Company withholds from the Shares that would otherwise be issued upon exercise of an Award that number of Shares with a Fair Market Value equal to the Exercise Price for the Award;

(d)           through a broker-dealer acting on behalf of Participant if (i) the broker-dealer has received a fully and duly endorsed copy of the Award Agreement and a fully and duly endorsed notice of exercise or purchase, along with written instructions signed by Participant requesting that the Company deliver Shares to the broker-dealer to be held in a designated account on behalf of Participant; (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon grant, exercise, or vesting; and (iii) the broker-dealer and Participant have otherwise complied with applicable securities laws;

(e)           through the delivery of unrestricted Shares having a Fair Market Value equal to the Exercise Price and owned by Participant for more than six (6) months (or such shorter or longer period of time as is required by the Plan Administrator to avoid a charge to earnings on the Company’s financial statements);

(f)           any combination of one or more methods described herein; or

(g)           any other consideration deemed acceptable by the Plan Administrator, in its sole and absolute discretion.

Notwithstanding any provision herein to the contrary, Participant shall not be permitted to exercise an Incentive Stock Option pursuant to paragraphs (c) - (g) above unless the Award Agreement specifically permits such method of exercise on the Award Date.

11.2 Withholding Requirements.  The amount, as determined by the Plan Administrator, of any federal, state or local tax required to be withheld by the Company due to the grant, exercise, or vesting of an Award must be submitted in such amounts and at such time as specified in the applicable Award Agreement:

(a)           by payment to the Company of the amount of such withholding obligation by cash, wire transfer, certified check or bank draft;

(b)           through either the retention by the Company of a number of Shares out of the Shares being acquired through the Award or the delivery of unrestricted Shares owned by Participant for more than six (6) months (or such shorter or longer period as is required by the Plan Administrator to avoid a charge to earnings on the Company’s financial statements) and having a Fair Market Value equal to the minimum withholding obligation; or

(c)           pursuant to a written agreement between Participant and the Company authorizing the Company to withhold from the cash payable under the Award or such Participant’s regular wages the amount of such withholding tax obligation.

If Participant elects to use and the Plan Administrator permits either method described in subsection 11.2(b) herein in full or partial satisfaction of any withholding tax liability resulting from the grant, exercise or vesting of an Award hereunder, the Company shall remit an amount

Appendix A

equal to the Fair Market Value of the Shares so withheld or delivered, as the case may be, to the appropriate taxing authorities.

SECTION 12
COMPLIANCE WITH SECURITIES LAWS

Notwithstanding any other provision of this Plan, the Company shall not be obligated to sell or issue any Shares pursuant to any Award granted under this Plan unless the Shares have been registered under applicable Federal securities law, (b) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction to the extent necessary to comply with applicable state securities laws, (c) the Shares have been duly listed on such exchange in accordance with the procedures specified thereunder and (d) with respect to Participants subject to Section 16 of the Exchange Act, the Company determines that the Plan, the Award Agreement and the sale or issuance of Shares thereunder, comply with all applicable provisions of Rule 16b-3 of the Exchange Act (or any successor provision thereto).  The Plan Administrator may modify or revoke all or any provision of an Award Agreement in order to comply with applicable federal and state securities laws and none of the Company, the Plan Administrator, or any Director, officer, Employee, agent or representative thereof will have liability to any Person for refusing to issue, deliver or transfer any Award or any Share issuable in connection with such Award if such refusal is based upon the foregoing provisions of this Section 12.

SECTION 13
ADJUSTMENTS UPON CHANGES IN SHARES

13.1 Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es) and maximum number of Shares available for issuance under the Plan pursuant to subsection 4.1 and available for issuance to an Eligible Person pursuant to subsection 4.2, and all outstanding Awards shall be appropriately adjusted in the class(es) and number of Shares and price per Share of Common Stock subject to such outstanding Awards.  The Plan Administrator shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company).

13.2 Change of Control. In the event of a Change of Control, then with respect to Awards held by Participants whose Continuous Service has not terminated:

(a)           Notice and Acceleration.  (i) The Company shall provide each Participant written notice of such Change of Control, (ii) all outstanding Stock Options and Share Appreciation Rights of such Participant shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Shares and Restricted Share Units held by such Participant shall immediately lapse.

Appendix A

(b)           Assumption of Grants.  Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Stock Options and Share Appreciation Rights that are not exercised shall be assumed by, or replaced with comparable options or rights, by the surviving corporation.

(c)           Other Alternatives.  Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or both of the following actions:  the Committee may (i) require that Participants surrender their outstanding Stock Options and Share Appreciation Rights in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to Participant’s unexercised Stock Options and Share Appreciation Rights exceeds the Exercise Price of the Stock Options, or the Fair Market Value of the Share Appreciation Rights on the Award Date, as applicable (which, for an underwater Stock Option or Share Appreciation Right, shall require no consideration to be paid by the Company), or (ii) after giving Participants an opportunity to exercise their outstanding Stock Options and Share Appreciation Rights, terminate any or all unexercised Stock Options and Share Appreciation Rights at such time as the Committee deems appropriate.  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

SECTION 14
AMENDMENT AND TERMINATION

14.1 Amendment of Plan.  Notwithstanding anything contained in this Plan to the contrary, all provisions of this Plan may at any time, or from time to time, be modified or amended by the Board; provided, however, that no amendment or modification shall be made to the Plan that would (i) impair the rights of any Participant with respect to an outstanding Award issued to such Participant, unless the Participant impaired by the amendment or modification consents to such change in writing or (ii) expand the types of Awards available under the Plan, increase the number of Shares reserved for issuance under the Plan (other than in accordance with an adjustment pursuant to subsection 13.1 hereof), modify the class of Persons eligible to receive Awards under the Plan, or change the identity of the granting company or the Shares issued upon exercise of Incentive Stock Options, unless such amendment is approved by the shareholders of the Company within twelve (12) months before or after such amendment.  In addition, the Plan Administrator shall be authorized, to the same extent as the Board, to correct any defect, omission or inconsistency in the Plan, or to modify or remove any restriction under the Plan that relates to a requirement imposed by tax laws, securities laws, listing requirements or similar requirements that are determined not to be applicable, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

14.2 Amendment of Award.  The Plan Administrator may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of this Plan, provided Participant’s rights under the Award shall not be impaired by such amendment unless (i) the Plan Administrator requests the consent of such Participant and (ii) Participant consents in writing.

Appendix A

14.3 Termination of Plan. The Board may suspend or terminate this Plan at any time, and such suspension or termination may be retroactive or prospective; provided that the termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder thereof shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award. Absent any action by the Board to terminate or suspend the Plan, the Plan shall automatically terminate on the Expiration Date.

SECTION 15
GENERAL PROVISIONS

15.1 General Assets.  The proceeds to be received by the Company upon exercise of any Award or purchase of Shares pursuant to any Award will constitute general assets of the Company and may be used for any proper purposes.

15.2 No Assignment or Alienation.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award or Shares issued in connection with an Award contrary to the provisions of this Plan or the applicable Award Agreement, or the levy of any execution, attachment or similar process upon an Award or Shares issued in connection with an Award, shall be null and void and without effect, except for a transfer or assignment required pursuant to a domestic relations order that satisfies the requirements of a “qualified domestic relations order” under Section 414(p) of the Code.

15.3 No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

15.4 Tax Withholding.  The Plan Administrator shall notify each Participant of any tax withholding obligations arising as a result of the grant, exercise or vesting of an Award.  As a condition to Participant’s exercise of an Award and, if applicable, the issuance of Shares, Participant must satisfy the applicable withholding obligation as may be required by law in a manner permitted under Section 11.2 hereof.

15.5 No Right to Employment or Continuation of Relationship.  Nothing in this Plan or in any Award Agreement, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company or an Affiliate or to continue as a Consultant or non-employee Director. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate the relationship of any Consultant or non-employee Director with the Company or any Affiliate, free from any liability or any claim pursuant to this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement. No Consultant, Director or Employee of the Company or any Affiliate shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of any Consultant, Director or Employee of the Company or any Affiliate, or of any Participant.

15.6 Indemnification of Plan Administrator.  The Company shall indemnify each present and future member of the Committee or the Board acting in its capacity as Plan Administrator, as well as any officer or Employee acting at the direction of the Plan Administrator or its authorized delegate, for all expenses (including the amount of judgments and

Appendix A

the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his performance of services in connection with the administration of this Plan, whether or not he continues to perform such services at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by such individual (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties hereunder or (b) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel.  The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of the estate of each such member of the Committee or the Board and each such officer or Employee acting at the direction of the Plan Administrator or its authorized delegate, and shall be in addition to all other rights to which such member, officer or Employee shall be entitled as a matter of law, contract, or otherwise.

15.7 No Limitation Upon the Rights of the Company. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

15.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan. If a fractional Share is to be issued under an Award, the Plan Administrator shall pay cash to Participant in an amount equal to the proportional Fair Market Value of such fractional Share in lieu of the issuance of any such fractional Share, and any rights with respect to such fractional Share shall be cancelled, terminated and otherwise eliminated. If an Award vests or becomes exercisable with respect to a fractional Share, such installment will instead be rounded to the next highest whole number of Shares, except for the final installment, which will be for the balance of the total Shares subject to the Award.

15.9 Restriction on Repricing.  Notwithstanding any provision in this Plan to the contrary, repricing of Stock Options and Share Appreciation Rights shall not be permitted.  For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following):  (i) changing the terms of a Stock Option or a Share Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling a Stock Option or Share Appreciation Right at a time when its Exercise Price is equal to or greater than the Fair Market Value of the underlying Shares in exchange for another Award.  Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of Participant.

15.10 GOVERNING LAW.  TO THE EXTENT NOT OTHERWISE PREEMPTED BY FEDERAL LAW, THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

15.11 Qualification of Plan.  This Plan is not intended to be, and shall not be, qualified under Section 401(a) of the Code.

Appendix A

15.12 Compliance with Code Section 409A.  It is the intention of the Company that the Plan and the Awards be compliant with, or exempt from, Code Section 409A.  Accordingly, to the extent of any ambiguity in the interpretation of a provision within this Plan or an Award Agreement, the Plan Administrator shall be authorized to interpret such provision in any manner that achieves such objective.  In the event the Plan Administrator, in its sole and absolute discretion, determines that an amendment to the Plan or Award Agreement is required or advisable, such amendment shall be deemed to not impair the rights of Participant and shall not require the consent of Participant.

15.13 Limitations on Delegation.  No delegation of authority may be made by the Plan Administrator with respect to the following functions: (a) its power to grant an Award to a Covered Employee or a person who, in the Plan Administrator’s judgment, is likely to be a Covered Employee at any time during the Award Term; (b) its power with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person; and (c) any power not permitted to be delegated pursuant to applicable law.

15.14 Severability. If any provision of this Plan or any Award is, or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would cause this Plan or any Award to fail to comply under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Plan Administrator, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

15.15 Headings. Headings are given throughout this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

15.16 Gender and Number.  In construing the Plan, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.